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                   CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT


                            DATED AS OF DECEMBER 20, 1996


                                        AMONG


                                TRIMARK PICTURES, INC.

                                         AND

                               TRIMARK TELEVISION, INC.

                                    AS BORROWERS,

                             THE GUARANTORS NAMED HEREIN

                                         AND

                               THE LENDERS NAMED HEREIN

                                         WITH

                  THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT

                                         AND

                      THE CHASE MANHATTAN BANK, AS FRONTING BANK



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                                  TABLE OF CONTENTS

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                                                                                 PAGE
                                                                                 ----
1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.  THE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    SECTION 2.1.   LOANS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    SECTION 2.2.   MAKING OF LOANS.. . . . . . . . . . . . . . . . . . . . . . . . 34
    SECTION 2.3.   NOTES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    SECTION 2.4.   INTEREST ON NOTES.. . . . . . . . . . . . . . . . . . . . . . . 37
    SECTION 2.5.   COMMITMENT FEES AND OTHER FEES. . . . . . . . . . . . . . . . . 37
    SECTION 2.6.   OPTIONAL AND MANDATORY TERMINATION OR REDUCTION OF
                   COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    SECTION 2.7.   DEFAULT INTEREST; ALTERNATE RATE OF
                   INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    SECTION 2.8.   CONTINUATION AND CONVERSION OF LOANS. . . . . . . . . . . . . . 39
    SECTION 2.9.   PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS . . . . . . . . . 41
    SECTION 2.10.  CHANGE IN CIRCUMSTANCES.. . . . . . . . . . . . . . . . . . . . 43
    SECTION 2.11.  CHANGE IN LEGALITY. . . . . . . . . . . . . . . . . . . . . . . 46
    SECTION 2.12.  MANNER OF PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . 46
    SECTION 2.13.  UNITED STATES WITHHOLDING.. . . . . . . . . . . . . . . . . . . 47
    SECTION 2.14.  INTEREST ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . 49
    SECTION 2.15.  LETTERS OF CREDIT.. . . . . . . . . . . . . . . . . . . . . . . 50
    SECTION 2.16.  PROVISIONS RELATING TO THE BORROWING BASE . . . . . . . . . . . 56

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES . . . . . . . . . . . . . . . 57
    SECTION 3.1.   CORPORATE EXISTENCE AND POWER.. . . . . . . . . . . . . . . . . 57
    SECTION 3.2.   CORPORATE AUTHORITY AND NO VIOLATION. . . . . . . . . . . . . . 57
    SECTION 3.3.   GOVERNMENTAL APPROVAL.. . . . . . . . . . . . . . . . . . . . . 58
    SECTION 3.4.   BINDING AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . 58
    SECTION 3.5.   FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . 59
    SECTION 3.6.   NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . 59
    SECTION 3.7.   OWNERSHIP OF PLEDGED SECURITIES, ETC. . . . . . . . . . . . . . 60
    SECTION 3.8.   COPYRIGHTS, TRADEMARKS AND OTHER RIGHTS.. . . . . . . . . . . . 60
    SECTION 3.9.   FICTITIOUS NAMES. . . . . . . . . . . . . . . . . . . . . . . . 61
    SECTION 3.10.  TITLE TO PROPERTIES.. . . . . . . . . . . . . . . . . . . . . . 61
    SECTION 3.11.  PLACES OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . 62
    SECTION 3.12.  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
    SECTION 3.13.  FEDERAL RESERVE REGULATIONS.. . . . . . . . . . . . . . . . . . 62
    SECTION 3.14.  INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . . . 63
    SECTION 3.15.  TAXES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    SECTION 3.16.  COMPLIANCE WITH ERISA.. . . . . . . . . . . . . . . . . . . . . 63
    SECTION 3.17.  AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    SECTION 3.18.  SECURITY INTEREST; OTHER SECURITY.. . . . . . . . . . . . . . . 64
    SECTION 3.19.  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . 64
    SECTION 3.20.  DISTRIBUTION RIGHTS.. . . . . . . . . . . . . . . . . . . . . . 65
    SECTION 3.21.  ENVIRONMENTAL LIABILITIES.. . . . . . . . . . . . . . . . . . . 65
    SECTION 3.22.  PLEDGED SECURITIES. . . . . . . . . . . . . . . . . . . . . . . 66
    SECTION 3.23.  COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . 66




4.  CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
    SECTION 4.1.   CONDITIONS PRECEDENT TO INITIAL LOANS OR LETTER OF CREDIT.. . . 67
    SECTION 4.2.   CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. . . . . 72
    SECTION 4.3.   CONDITIONS PRECEDENT TO LOANS AND/OR LETTERS OF CREDIT UNDER
                   THE SPECIAL PRODUCTION TRANCHE. . . . . . . . . . . . . . . . . 73

5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
    SECTION 5.1.   FINANCIAL STATEMENTS AND REPORTS. . . . . . . . . . . . . . . . 74
    SECTION 5.2.   CORPORATE EXISTENCE.. . . . . . . . . . . . . . . . . . . . . . 77
    SECTION 5.3.   MAINTENANCE OF PROPERTIES.. . . . . . . . . . . . . . . . . . . 77
    SECTION 5.4.   NOTICE OF MATERIAL EVENTS.. . . . . . . . . . . . . . . . . . . 77
    SECTION 5.5.   INSURANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . 79
    SECTION 5.6.   PRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 80
    SECTION 5.7.   MUSIC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
    SECTION 5.8.   COPYRIGHT.. . . . . . . . . . . . . . . . . . . . . . . . . . . 80
    SECTION 5.9.   BOOKS AND RECORDS.. . . . . . . . . . . . . . . . . . . . . . . 81
    SECTION 5.10.  THIRD PARTY AUDIT RIGHTS. . . . . . . . . . . . . . . . . . . . 82
    SECTION 5.11.  OBSERVANCE OF AGREEMENTS. . . . . . . . . . . . . . . . . . . . 82
    SECTION 5.12.  FILM PROPERTIES AND RIGHTS; CREDIT PARTIES TO ACT AS
                   PLEDGEHOLDER. . . . . . . . . . . . . . . . . . . . . . . . . . 82
    SECTION 5.13.  LABORATORIES; NO REMOVAL. . . . . . . . . . . . . . . . . . . . 82
    SECTION 5.14.  TAXES AND CHARGES; INDEBTEDNESS IN ORDINARY COURSE OF
                   BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
    SECTION 5.15.  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
    SECTION 5.16.  FURTHER ASSURANCES; SECURITY INTERESTS. . . . . . . . . . . . . 84
    SECTION 5.17.  RECEIVABLES AUDIT.. . . . . . . . . . . . . . . . . . . . . . . 85
    SECTION 5.18.  ERISA COMPLIANCE AND REPORTS. . . . . . . . . . . . . . . . . . 85
    SECTION 5.19.  ENVIRONMENTAL LAWS. . . . . . . . . . . . . . . . . . . . . . . 85
    SECTION 5.20.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . 87
    SECTION 5.21.  SECURITY AGREEMENTS WITH THE GUILDS . . . . . . . . . . . . . . 87
    SECTION 5.22.  UNCOMPLETED PRODUCTS. . . . . . . . . . . . . . . . . . . . . . 87
    SECTION 5.23.  DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . 88

6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
    SECTION 6.1.   LIMITATIONS ON INDEBTEDNESS.. . . . . . . . . . . . . . . . . . 89
    SECTION 6.2.   LIMITATIONS ON LIENS. . . . . . . . . . . . . . . . . . . . . . 89
    SECTION 6.3.   LIMITATION ON GUARANTEES. . . . . . . . . . . . . . . . . . . . 91
    SECTION 6.4.   LIMITATIONS ON INVESTMENTS. . . . . . . . . . . . . . . . . . . 92
    SECTION 6.5.   RESTRICTED PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . 92
    SECTION 6.6.   LIMITATIONS ON LEASES.. . . . . . . . . . . . . . . . . . . . . 92
    SECTION 6.7.   CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. . . . . 92
    SECTION 6.8.   RECEIVABLES.. . . . . . . . . . . . . . . . . . . . . . . . . . 93
    SECTION 6.9.   SALE AND LEASEBACK. . . . . . . . . . . . . . . . . . . . . . . 93
    SECTION 6.10.  PLACES OF BUSINESS; CHANGE OF NAME. . . . . . . . . . . . . . . 93
    SECTION 6.11.  LIMITATIONS ON CAPITAL EXPENDITURES.. . . . . . . . . . . . . . 93
    SECTION 6.12.  TRANSACTIONS WITH AFFILIATES.   . . . . . . . . . . . . . . . . 93
    SECTION 6.13.  PROHIBITION OF AMENDMENTS OR WAIVERS. . . . . . . . . . . . . . 94
    SECTION 6.14.  CONSOLIDATED TANGIBLE NET WORTH.. . . . . . . . . . . . . . . . 94



    SECTION 6.15.  UNRECOUPED PRINT AND ADVERTISING EXPENSES . . . . . . . . . . . 94
    SECTION 6.16.  DEVELOPMENT COSTS . . . . . . . . . . . . . . . . . . . . . . . 94
    SECTION 6.17.  OVERHEAD EXPENSE. . . . . . . . . . . . . . . . . . . . . . . . 94
    SECTION 6.18.  CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET
                   WORTH RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . 95
    SECTION 6.19.  EBITDA RATIOS . . . . . . . . . . . . . . . . . . . . . . . . . 95
    SECTION 6.20.  NO CHANGE IN BUSINESS . . . . . . . . . . . . . . . . . . . . . 95
    SECTION 6.21.  ERISA COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . 95
    SECTION 6.22.  ADDITIONAL LIMITATIONS ON PRODUCTION AND ACQUISITION OF
                   PRODUCT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
    SECTION 6.23.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . 97
    SECTION 6.24.  BANK ACCOUNTS.. . . . . . . . . . . . . . . . . . . . . . . . . 97
    SECTION 6.25.  HAZARDOUS MATERIALS.. . . . . . . . . . . . . . . . . . . . . . 97
    SECTION 6.26.  USE OF PROCEEDS OF LOANS AND REQUESTS FOR LETTERS OF CREDIT . . 98
    SECTION 6.27.  SPECIAL PRODUCTION TRANCHE. . . . . . . . . . . . . . . . . . . 98
    SECTION 6.28.  INTEREST RATE PROTECTION AGREEMENTS, ETC. . . . . . . . . . . . 98
    SECTION 6.29.  AMORTIZATION METHOD.. . . . . . . . . . . . . . . . . . . . . . 98

7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98

8.  GRANT OF SECURITY INTEREST; REMEDIES . . . . . . . . . . . . . . . . . . . . .102
    SECTION 8.1.   SECURITY INTERESTS. . . . . . . . . . . . . . . . . . . . . . .102
    SECTION 8.2.   USE OF COLLATERAL.. . . . . . . . . . . . . . . . . . . . . . .102
    SECTION 8.3.   COLLECTION ACCOUNTS.. . . . . . . . . . . . . . . . . . . . . .102
    SECTION 8.4.   CREDIT PARTIES TO HOLD IN TRUST.. . . . . . . . . . . . . . . .103
    SECTION 8.5.   COLLECTIONS, ETC. . . . . . . . . . . . . . . . . . . . . . . .103
    SECTION 8.6.   POSSESSION, SALE OF COLLATERAL, ETC.. . . . . . . . . . . . . .104
    SECTION 8.7.   APPLICATION OF PROCEEDS ON DEFAULT. . . . . . . . . . . . . . .106
    SECTION 8.8.   POWER OF ATTORNEY.. . . . . . . . . . . . . . . . . . . . . . .106
    SECTION 8.9.   FINANCING STATEMENTS, DIRECT PAYMENTS.. . . . . . . . . . . . .107
    SECTION 8.10.  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . .107
    SECTION 8.11.  TERMINATION.. . . . . . . . . . . . . . . . . . . . . . . . . .108
    SECTION 8.12.  REMEDIES NOT EXCLUSIVE. . . . . . . . . . . . . . . . . . . . .108
    SECTION 8.13.  QUIET ENJOYMENT.. . . . . . . . . . . . . . . . . . . . . . . .108
    SECTION 8.14.  CONTINUATION AND REINSTATEMENT. . . . . . . . . . . . . . . . .109

9.  GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
    SECTION 9.1.   GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . .109
    SECTION 9.2.   NO IMPAIRMENT OF GUARANTY, ETC. . . . . . . . . . . . . . . . .110
    SECTION 9.3.   CONTINUATION AND REINSTATEMENT, ETC.. . . . . . . . . . . . . .111
    SECTION 9.4.   LIMITATION ON GUARANTEED AMOUNT ETC.. . . . . . . . . . . . . .112

10. PLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .112
    SECTION 10.1.  PLEDGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .112
    SECTION 10.2.  COVENANT. . . . . . . . . . . . . . . . . . . . . . . . . . . .112
    SECTION 10.3.  REGISTRATION IN NOMINEE NAME;
                   DENOMINATIONS.. . . . . . . . . . . . . . . . . . . . . . . . .113
    SECTION 10.4.  VOTING RIGHTS; DIVIDENDS; ETC.. . . . . . . . . . . . . . . . .113
    SECTION 10.5.  REMEDIES UPON DEFAULT.. . . . . . . . . . . . . . . . . . . . .114
    SECTION 10.6.  APPLICATION OF PROCEEDS OF SALE AND CASH. . . . . . . . . . . .115
    SECTION 10.7.  SECURITIES ACT, ETC.. . . . . . . . . . . . . . . . . . . . . .116



    SECTION 10.8.  CONTINUATION AND REINSTATEMENT. . . . . . . . . . . . . . . . .117
    SECTION 10.9.  TERMINATION.. . . . . . . . . . . . . . . . . . . . . . . . . .117

11. CASH COLLATERAL ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . . .117
    SECTION 11.1.  CASH COLLATERAL ACCOUNTS. . . . . . . . . . . . . . . . . . . .117
    SECTION 11.2.  INVESTMENT OF FUNDS.. . . . . . . . . . . . . . . . . . . . . .118
    SECTION 11.3.  GRANT OF SECURITY INTEREST. . . . . . . . . . . . . . . . . . .118
    SECTION 11.4.  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .119

12. THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . .119
    SECTION 12.1.  ADMINISTRATION BY ADMINISTRATIVE AGENT. . . . . . . . . . . . .119
    SECTION 12.2.  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .121
    SECTION 12.3.  SHARING OF SETOFFS AND CASH COLLATERAL. . . . . . . . . . . . .121
    SECTION 12.4.  NOTICE TO THE LENDERS.. . . . . . . . . . . . . . . . . . . . .122
    SECTION 12.5.  LIABILITY OF ADMINISTRATIVE AGENT.. . . . . . . . . . . . . . .122
    SECTION 12.6.  REIMBURSEMENT AND INDEMNIFICATION.. . . . . . . . . . . . . . .123
    SECTION 12.7.  RIGHTS OF ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . .124
    SECTION 12.8.  INDEPENDENT INVESTIGATION BY LENDERS. . . . . . . . . . . . . .124
    SECTION 12.9.  EXECUTION BY ADMINISTRATIVE AGENT OF SECURITY
                   DOCUMENTATION ON BEHALF OF THE LENDERS. . . . . . . . . . . . .124
    SECTION 12.10. AGREEMENT OF REQUIRED LENDERS.. . . . . . . . . . . . . . . . .124
    SECTION 12.11. NOTICE OF TRANSFER. . . . . . . . . . . . . . . . . . . . . . .125
    SECTION 12.12. SUCCESSOR ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . .125

13. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .126
    SECTION 13.1.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . .126
    SECTION 13.2.  SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. . .126
    SECTION 13.3.  SUCCESSORS AND ASSIGNS; SYNDICATIONS; LOAN SALES;
                   PARTICIPATIONS. . . . . . . . . . . . . . . . . . . . . . . . .127
    SECTION 13.4.  EXPENSES; DOCUMENTARY TAXES.. . . . . . . . . . . . . . . . . .130
    SECTION 13.5.  INDEMNIFICATION OF THE ADMINISTRATIVE AGENT, THE FRONTING
                   BANK AND THE LENDERS. . . . . . . . . . . . . . . . . . . . . .131
    SECTION 13.6.  CHOICE OF LAW.. . . . . . . . . . . . . . . . . . . . . . . . .133
    SECTION 13.7.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . .133
    SECTION 13.8.  NO WAIVER.. . . . . . . . . . . . . . . . . . . . . . . . . . .133
    SECTION 13.9.  EXTENSION OF PAYMENT DATE . . . . . . . . . . . . . . . . . . .133
    SECTION 13.10. AMENDMENTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . .134
    SECTION 13.11. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .134
    SECTION 13.12. SERVICE OF PROCESS. . . . . . . . . . . . . . . . . . . . . . .135
    SECTION 13.13. HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . .135
    SECTION 13.14. EXECUTION IN COUNTERPARTS.. . . . . . . . . . . . . . . . . . .135
    SECTION 13.15. SUBORDINATION OF INTERCOMPANY ADVANCES. . . . . . . . . . . . .136
    SECTION 13.16. CONFIDENTIALITY.. . . . . . . . . . . . . . . . . . . . . . . .136
    SECTION 13.17. ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .137

                   CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT, dated as of
              December 20, 1996 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among TRIMARK PICTURES, INC., a California corporation, and TRIMARK TELEVISION, INC., a Delaware corporation (each a "Borrower" and together, the "Borrowers"), the Guarantors named herein, the Lenders referred to herein, THE CHASE MANHATTAN BANK, a New York banking corporation, as Agent (the "Administrative Agent") for the Lenders and THE CHASE MANHATTAN BANK as Fronting Bank (the "Fronting Bank").


                                INTRODUCTORY STATEMENT


         All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

         The Borrowers have requested that the Lenders make available a $75,000,000 four-year secured revolving credit facility, which will be used to
(i) refinance outstanding obligations as of the Closing Date under the BofA Facility; (ii) fund general working capital requirements; (iii) finance the production of feature films, video product and movies of the week; (iv) finance acquisition of rights to television product for exploitation in other media; (v) finance acquisition of feature films and video product; and (vi) finance distribution of feature films and video product.

         To provide assurance for the repayment of the Loans and other Obligations of the Borrowers hereunder, the Borrowers and the Guarantors will provide or will cause to be provided to the Administrative Agent for the benefit of the Administrative Agent, the Fronting Bank and the Lenders, the following (each as more fully described herein):

         (i) a security interest in the Collateral pursuant to Article 8 hereof;

        (ii)  a guaranty of the Obligations pursuant to Article 9 hereof; and

        (iii) a pledge of the Pledged Securities pursuant to the Article 10 hereof.

         Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as agent for the Lenders and each Lender is willing to make Loans to the Borrowers and participate in the Letters of Credit in amounts in the aggregate at any one time outstanding not in excess of its Commitment hereunder, all as set forth on the Schedule of Commitments.

         Accordingly, the parties hereto hereby agree as follows:


1.  DEFINITIONS

         For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

         "ACCEPTABLE DOMESTIC ACCOUNT DEBTOR" shall mean any Person listed as such on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16).

         "ACCEPTABLE DOMESTIC MAJOR ACCOUNT DEBTOR" shall mean any Person listed as such on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16).

         "ACCEPTABLE FOREIGN ACCOUNT DEBTOR" shall mean any Person listed as such on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16).

         "ACCEPTABLE L/C" shall mean an irrevocable letter of credit which (i) is in form and on terms acceptable to the Administrative Agent, (ii) is payable in Dollars at an office of the issuing or confirming bank in New York City (or another city acceptable to the Administrative Agent in its sole discretion),
(iii) is issued or confirmed by (a) any Lender; (b) any commercial bank that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies; or (c) by any other bank which the Administrative Agent may in its sole discretion determine to be of acceptable credit quality and (iv) has an expiration date no earlier than two (2) months after the "Outside Delivery Date" for an item of Product (as set forth in the Completion Guarantee for such item of Product) to which the letter of credit relates.

         "ACCEPTABLE OBLIGORS" shall mean the Acceptable Domestic Account Debtors, the Acceptable Domestic Major Account Debtors and the Acceptable Foreign Account Debtors.

         "ADMINISTRATIVE AGENT" shall mean The Chase Manhattan Bank, in its capacity as Administrative Agent for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 12.12 of this Credit Agreement.

         "AFFILIATE" shall mean any Person which, directly or indirectly, is controlled by or is under common control with another Person, provided, however, that a Special Purpose Producer shall be deemed not to be an Affiliate of any Credit Party. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

         "AFFILIATED GROUP" shall mean a group of Persons, each of which is an Affiliate (other than by reason of having common directors or officers) of some other Person in the group.

         "ALLOWABLE AMOUNT" shall mean, with respect to any Person or Affiliated Group, such amount as may be specified on Schedule 2 hereto as the maximum aggregate exposure; PROVIDED, HOWEVER, that (i) the Administrative Agent or the Required Lenders may from time to time, by written notice to the Borrowers (which notice shall be prospective only, i.e. to the extent that reducing such Allowable Amount for any Acceptable Obligor would otherwise result in a mandatory prepayment by the Borrowers under Section 2.6, such reduction shall not be given effect for purposes of such mandatory prepayment, but such reduction shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrowers' receipt of such notice), decrease such amount as the Administrative Agent, acting in good faith, may in its discretion deem appropriate or (ii) the Required Lenders may, by written notice to the Borrowers, increase such amount as they may in their discretion deem appropriate.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH

SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board of Governors of the Federal Reserve System of the United States, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the

Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "ALTERNATE BASE RATE LOAN" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

         "APPLICABLE LAW" shall mean all provisions of statutes, rules, regulations and orders of the United States or foreign governmental bodies or regulatory agencies applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

         "APPLICABLE MARGIN" shall mean in the case of Alternate Base Rate Loans, 1.25% per annum, or in the case of Eurodollar Loans, 2.25% per annum.

         "APPROVED COMPLETION GUARANTOR" shall mean a financially sound and reputable completion guarantor approved by the Required Lenders. The Required Lenders hereby pre-approve as a completion guarantor (i) The Motion Picture Bond Co. (to the extent a completion guarantee is accompanied by a London Guarantee Insurance Company "cut-through"), (ii) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors L.P. (the general partner of which is International Film Guarantors, Inc.), (iii) Cinema Completions International Inc./Continental Casualty Company and (iv) Film Finances, Inc. and its Affiliates that are insured under the same Lloyds of London insurance policies as Film Finances, Inc. (only to the extent the completion guarantee is accompanied by a Lloyd's of London "cut-through"); PROVIDED, HOWEVER, that any such pre-approval may be revoked by the Administrative Agent if deemed appropriate in its sole discretion or if so instructed by the Required Lenders, at any time upon 5 days prior written notice to the Borrowers; but FURTHER, PROVIDED, that such pre-approval may not be revoked with regard to an item of Product if a Completion Guarantee has already been issued for such item of Product.

         "ASSESSMENT RATE" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) as most recently estimated by the Administrative Agent for determining the then current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an agreement in the form of Exhibit K hereto, executed by the assignor, assignee and other parties as contemplated thereby.

         "AUTHORIZED OFFICER" shall mean, with respect to any Credit Party, such Credit Party's Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer.

         "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 ET SEQ.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BOFA FACILITY shall mean the Credit Agreement dated as of November 24, 1993, amended as of May 12, 1995 and as of September 27, 1995 among the Borrowers, the lenders named therein and Bank of America National Trust and Savings Association, as agent, as the same has been amended through the date hereof.

         "BORROWING" shall mean a group of Loans of a single interest rate type and as to which a single Interest Period is in effect on a single day.

         "BORROWING BASE" shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting) of the following:


    (i)  Ninety-five percent (95%) of Eligible L/C Receivables; PLUS

    (ii) Ninety-five percent (95%) of Eligible Receivables from Acceptable Major Domestic Account Debtors; PLUS

   (iii) Eighty-five percent (85%) of Eligible Receivables from Acceptable Domestic Account Debtors; PLUS

    (iv) Seventy-five percent (75%) of Eligible Receivables from Acceptable Foreign Account Debtors; PLUS

     (v) Seventy-five percent (75%) of the Eligible Library Amount; PLUS

    (vi) 100% of any amounts deposited into the Cash Collateral Account(s) pursuant to Sections 2.6(f), 8.7 and 10.6 hereof; PLUS

   (vii) the Special Production Tranche Borrowing Base; MINUS

  (viii) to the extent not already deducted in computing the foregoing, all amounts payable to third parties from or with regard to the amounts otherwise included in the Borrowing

         Base pursuant to (i), (ii),(iii) and (iv) above, including without limitation remaining related acquisition payments (which, if not paid, might expose a Credit Party to the loss of the underlying rights), set offs, profit participations, deferments, residuals, commissions and royalties; MINUS

    (ix) the aggregate amount of all accrued but unpaid residuals (computed on a receivable by receivable basis and never in excess of the amount of the corresponding receivable) owed to any trade guild, to the extent that the obligation of any Credit Party to pay such residuals is secured by a security interest in any Eligible Receivable included in the Borrowing Base, which security interest is not subordinated to the security interests of the Lenders;

PROVIDED, HOWEVER, that credit in the Borrowing Base attributable to any Acceptable Obligor or, if such an Acceptable Obligor is part of an Affiliated Group, to any such Affiliated Group, may not exceed 15% of the total Borrowing Base and the credit attributable to the Eligible Library Amount may not exceed 50% of the total Borrowing Base (the total Borrowing Base to be computed for this purpose by excluding the Special Production Tranche Borrowing Base).

         "BORROWING BASE CERTIFICATE" shall be as defined in Section 5.1(e).

         "BORROWING CERTIFICATE" shall mean a borrowing certificate, substantially in the form of Exhibit J hereto, to be delivered by the Borrowers to the Administrative Agent in connection with each Borrowing.

         "BUDGETED NEGATIVE COST" shall mean, with respect to any item of Product, the amount of the cash budget (stated in Dollars) for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary and musical rights with respect to such item of Product and in connection with the preparation, production and completion of such item of Product, including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any Completion Guarantee fee, and all other items customarily included in negative costs, including finance charges and interest expense, but excluding production fees and overhead charges payable to a Credit Party.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York, State of California or in Amsterdam, The Netherlands; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

         "CAPITAL EXPENDITURES" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment or similar items included in cash flows" (including Capital Leases) and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, in part or in whole, of any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets).

         "CAPITAL LEASE" shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "CASH COLLATERAL ACCOUNTS" shall be as defined in Section 11.1 hereof.

         "CASH EQUIVALENTS" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition.

         "CHANGE IN CONTROL" shall mean either (i) except as otherwise permitted in this Agreement, a Credit Party is no longer a wholly-owned Subsidiary of the Parent or is no longer the Parent itself; (ii) any Person or group (such term being used as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires ownership or control of capital stock of the Parent having voting power greater than the voting power at the time controlled by Mark Amin (other than an institutional investor eligible under Section 13d-1(b) of the Securities Exchange Act of 1934, as amended, to report its holdings on Schedule 13G); (iii) Mark Amin shall no longer own at least 1,061,933 shares of the voting capital stock of the Parent, as such number may be adjusted to take into account stock splits or the issuance of stock dividends; or (iv) at any time individuals who at the date hereof constituted the Board of Directors of the Parent (together with any Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent, as the case may be, was approved by a vote of the majority of the Directors still in office who were either Directors at the date hereof or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the Board of Directors of the Parent then in office.

         "CHANGE IN MANAGEMENT" shall mean that either of the following has occurred: (i) any Person other than Mark Amin shall be the Chief Executive Officer of the Parent, or (ii) less than two of Jim Keegan, Tim Swain and Sergio Aguero are officers of the Parent fulfilling the executive responsibilities currently being fulfilled by them and replacements therefor satisfactory to the Administrative Agent have not been elected and assumed such responsibilities within 90 days.

         "CHASE CLEARING ACCOUNT" shall mean the account of the Administrative Agent (for the benefit of the Lenders) maintained at the office of the Administrative Agent at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10017, designated as the "Trimark Administrative Agent Bank Clearing Account", Account No. 323 509 525.

         "CLOSING DATE" shall mean the earliest date on which all conditions precedent to the making of the initial Loans as set forth in Section 4.1 have been satisfied or waived.

         "CODE" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as heretofore amended, as codified at 26 U.S.C.
Section 1 ET SEQ or any successor provision thereto.

         "COLLATERAL" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including but not limited to goods, accounts, intercompany obligations, partnership and joint venture interests, contract rights, documents, chattel paper, general intangibles, goodwill, equipment, inventory, copyrights, trademarks, trade names, insurance proceeds, cash and bank accounts and any proceeds thereon, products thereof or income therefrom, further including but not limited to all of such Credit Party's right, title and interest in and to each and every item of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are owned or hereafter created or acquired by such Credit Party):

         (i)  all scenarios, screenplays and/or scripts at every stage thereof;

        (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of each item of Product and/or which are and/or will be incorporated into each item of Product, all component parts of each item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with the item of Product, and all other literary material upon which the item of Product is based or from which it is adapted;

       (iii) all rights in and to all music and musical compositions used and to be used in each item of Product, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

        (iv) all tangible personal property relating to each item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the "PHYSICAL MATERIALS");

         (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to each item of Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to each item of Product based upon each item of Product, said literary properties or the theme of each item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, each item of Product or any remake or sequel or prequel to the item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon each item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in each item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, each item of Product, the title or titles of each item of Product, the characters of each item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to each item of Product, any remake or sequel thereof and/or said literary properties;

        (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on each item of Product, together with any and all copyrights obtained or to be obtained in connection with each item of Product or any underlying or component elements of each item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

       (vii) all insurance policies and completion bonds connected with each item of Product and all proceeds which may be derived therefrom;

      (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account each item of Product, the Physical Materials and motion picture rights in and to said story, other literary material upon which each item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in each item of Product;

        (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of each item of Product or any part of each item of Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of each item of Product and/or any of the elements of each item of Product including from collateral, allied, subsidiary and merchandising rights;

         (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to each item of Product, and the right to obtain copyrights and renewals of copyrights therein;

        (xi) the name or title of each item of Product and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutory, common law, or other applicable statutes, common law, or other rule or principle of law;

       (xii) any and all contract rights and/or chattel paper which may arise in connection with each item of Product;

      (xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of each item of Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with each item of Product;

       (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with each item of Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of each item of Product including general intangibles related to or which grow out of the exhibition of each item of Product and the exploitation of any and all other rights in each item of Product set out in this definition;

        (xv) any and all goods including inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of each item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

       (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of each item of Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Administrative Agent, in order to complete production of each item of Product in the event that the Administrative Agent exercises any rights it may have to take over and complete production of each item of Product;

      (xvii) any and all documents issued by any pledgeholder or bailee with respect to the item of Product or any Physical Materials (whether or not in completed form) with respect thereto;

     (xviii) any and all production accounts or other bank accounts established by such Credit Party with respect to such item of Product;

       (xix) any and all rights of such Credit Party under contracts relating to the production or acquisition of such item of Product; and

        (xx) any and all rights of such Credit Party under Distribution Agreements relating to each item of Product.

         "COLLECTION ACCOUNTS" shall mean the accounts referred to in Section
8.3.

         "COLLECTION BANK" shall mean The Chase Manhattan Bank or such other bank acceptable to the Administrative Agent.

         "COMMITMENT" shall mean the commitment of each Lender to make Loans to the Borrowers and participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name in the Schedule of Commitments appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

         "COMMITMENT FEE" shall have the meaning given such term in Section 2.5 hereof.

         "COMMITMENT TERMINATION DATE" shall mean the earlier to occur of (i) December 20, 2000 or (ii) such earlier date on which the Commitments shall terminate in accordance with Section 2.6 or Article 7 hereof.

         "COMPLETED" or "COMPLETION" shall mean with respect to any item of Product, that (A) either (i) sufficient elements have been delivered by the Borrowers to, and accepted by, a Person (other than the Borrowers or an Affiliate thereof) to permit such Person to exhibit the item of Product theatrically in the United States or (ii) a Borrower has certified to the Administrative Agent that an independent laboratory has in its possession a complete final 35 mm composite positive print or video master of the item of Product as finally cut, main and end titled, edited, scored and assembled with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for theatrical exhibition and distribution, provided that, in the event the Administrative Agent requests verification of such certification by such independent laboratory and the independent laboratory has not delivered the requested verification certificate within 5 Business Days after receipt of such request, such item of Product shall revert to being uncompleted until the Administrative Agent receives such verification, and (B) if such item of Product was acquired from a third party, the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (including, without limitation, the payment of money not yet due) the occurrence of which might result in the Borrowers losing any of its rights in such item of Product. In addition, solely for purposes of computing the Special Production Tranche Borrowing Base, a Designated Picture shall be deemed to be Completed on the earlier of the actual delivery date or the outside delivery date under the applicable Completion Guarantee.

         "COMPLETION GUARANTEE" shall mean a completion guarantee, in the customary form accepted by the Administrative Agent or otherwise in form and substance satisfactory to the

Administrative Agent, issued by an Approved Completion Guarantor which names the Administrative Agent for the benefit of Lenders as a beneficiary thereof to the extent of the Borrowers' financial interest in an item of Product.

         "COMPLETION RESERVE" shall mean for each Designated Picture the amount required to be expended by the Credit Parties for Completion of that Designated Picture, including without limitation, an appropriate interest reserve for the period through Completion. The Completion Reserve shall be calculated by subtracting the aggregate amounts theretofore paid towards such purposes from the sum of the Strike Price for such Designated Picture, plus the amount of any enhancements committed to by a Credit Party for such Designated Picture, plus, to the extent not already included in one of the foregoing items, an appropriate interest reserve for the period through Completion of such Designated Picture. Upon Completion of such Designated Picture and payment of all items that should be reflected on the final negative cost statement for such Designated Picture, the Completion Reserve shall be zero.

         "CONCENTRATION ACCOUNT" shall mean the account referred to in Section 8.3.

         "CONSOLIDATED" shall mean financial information of the Parent and its Subsidiaries consolidated in accordance with GAAP.

         "CONSOLIDATED NET INCOME" shall mean, for any period for which such amount is being determined, the net income (or loss) of the Parent and its Consolidated Subsidiaries during such period, for such period taken as a single accounting period in accordance with GAAP, PROVIDED that there shall be excluded
(i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Parent or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Parent or is merged into or Consolidated with the Parent or any of its Consolidated Subsidiaries or the Person's assets are acquired by the Parent or any of its Consolidated Subsidiaries and (iii) the income of any Consolidated Subsidiary (other than the Borrowers) to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary.

         "CONSOLIDATED SUBSIDIARIES" shall mean all Subsidiaries of a Person which are required to be Consolidated with such Person for financial reporting purposes in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean the amount of Stockholders' Equity less each of the following items (to the extent not already deducted in computing Stockholders' Equity): (a) all intangible assets (other than rights under copyright), including without limitation, organization costs, unamortized debt discount and franchises, (b) any minority interests in Consolidated Subsidiaries, (c) the carrying amount of all investments in persons other than wholly owned Subsidiaries and (d) treasury stock (without double counting), all determined in accordance with GAAP; PROVIDED, HOWEVER, that anything to the contrary in the foregoing clause (c) notwithstanding, such investments shall only be deducted if (x) the carrying amount of such investment is greater than zero and (y) the deduction would not cause an increase in Consolidated Tangible Net Worth; PROVIDED, FURTHER, that Consolidated Tangible Net Worth shall be adjusted as provided in Sections 5.23 and 6.22 hereof.

         "CONSOLIDATED TOTAL LIABILITIES" shall mean all liabilities of the Parent and its Consolidated Subsidiaries, consolidated in accordance with GAAP, plus all Off-Balance Sheet Commitments which support financings provided by the Lenders, plus 110% of all other Off-Balance Sheet Commitments, less, with regard to each item of Product, the present value of related Off-Balance Sheet Receivables but not more than the related portion of Consolidated Total Liabilities.

         "CONTRIBUTION AGREEMENT" shall mean a Contribution Agreement executed by the Credit Parties substantially in the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "COPYRIGHT SECURITY AGREEMENT" shall mean the Copyright Security Agreement, substantially in the form of Exhibit E-1 hereto as the same may be amended or supplemented from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

         "COPYRIGHT SECURITY AGREEMENT SUPPLEMENT" shall mean a Supplement to the Copyright Security Agreement substantially in the form of Exhibit E-2 hereto.

         "CREDIT PARTY" shall mean either of the Borrowers or any of the Guarantors.

         "CURRENCY AGREEMENT" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement designed to protect the Borrowers against fluctuations in currency values.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DESIGNATED PICTURE" shall mean any project for the production of a motion picture, film or video tape to be produced for theatrical, non-theatrical or television release, or for a release in any other media, which meets the following criteria: (a) is not yet Completed; (b) for which a Credit Party will be the initial copyright owner or will be acquiring the copyright upon Completion, except to the extent otherwise approved by the Administrative Agent pursuant to Section 4.3(e); (c) is being produced by a Credit Party or a Special Purpose Producer; (d) has a Budgeted Negative Cost which would not result in a violation of the covenants herein if produced by a Credit Party; (e) will be produced under the terms of a Completion Guarantee issued by an Approved Completion Guarantor; (f) over which a Credit Party has meaningful direct or indirect budgetary or artistic control; and (g) has been declared to the Administrative Agent as a "Designated Picture" and has satisfied the conditions precedent for Loans under the Special Production Tranche set forth in Section
4.3 hereof.

         "DISTRIBUTION AGREEMENTS" shall mean (i) any and all agreements entered into by a Credit Party pursuant to which such Credit Party has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person and (ii) any agreement hereafter entered into by a Credit Party pursuant to which such Credit Party sells, leases, licenses or assigns distribution rights to an item of Product to an un-Affiliated Person.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "DOMESTIC HOME VIDEO CREDIT" shall be equal to the lesser of (i) 15% of the Borrowers' Production Exposure for an item of Product and (ii) Borrowers' share of projected net revenues on a present value basis from domestic home video distribution of such item of Product (computed in a manner acceptable to Administrative Agent).

         "DOMESTIC TELEVISION CREDIT" shall be equal to the lesser of (i) 5% of the Borrowers' Production Exposure for an item of Product and (ii) Borrowers' share of projected net revenue on a present value basis from television distribution on such item of Product (computed in a manner acceptable to Administrative Agent).

         "EBITDA" shall mean, for any period, for the Parent and its Subsidiaries on a Consolidated basis, the sum for such period of
(i) Consolidated Net Income, (ii) Total Interest, (iii) provision for income taxes during such period and (iv) depreciation and amortization (including, without limitation, amortization of film costs), all as determined for such period in conformity with GAAP.

         "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch, subsidiary or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iv) the central bank of any country which is a member of the OECD.

         "ELIGIBLE L/C RECEIVABLE" shall have the same definition as an Eligible Receivable with the additional provision that an Acceptable L/C be delivered to the Administrative Agent for the full amount of the receivable but need not be with an Acceptable Obligor.

         "ELIGIBLE LIBRARY AMOUNT" shall be equal to the Borrowers' share (net of participations) of the difference of (i) the book value of film costs as measured on a GAAP basis, minus; (ii) the book value of film costs for items of Product which are encumbered by liens other than those arising under this Credit Agreement and those Permitted Encumbrances set forth in Sections 6.2(a), 6.2(c), 6.2(f), 6.2(k) and 6.2(n), minus; (iii) the book value of film costs for Product which is not Completed, minus; (iv) the amount of Off-Balance Sheet Receivables attributable to Completed Product, whether or not included in the Borrowing Base up to the amount included in clause (i) above for such item of Product; minus
(v) production advances received and deferred income items; PROVIDED, HOWEVER, that Eligible Library Amount shall be adjusted as provided in Sections 5.23 and
6.22 hereof.

         "ELIGIBLE RECEIVABLES" shall mean, at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values (discounted, in the case of amounts which are not due and payable within 12 months following the date of determination, on a quarterly basis by a rate of interest equal to the Alternate Base Rate plus the Applicable Margin in effect on the Notes on the date of Computation of (a) all net amounts which pursuant to a binding agreement are contractually required to be paid to any Credit Party either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Borrowers to be payable and collected from Acceptable Obligors (including, without limitation, amounts which a distributor has reported to a Credit Party in writing (and such report has been forwarded to the Administrative Agent) will be paid to such Credit Party following receipt by the distributor of sums contractually required to be paid to the distributor from third parties) minus (b) the sum of (i) the following items (based on the Borrowers' then best estimates): third party profit participations, residuals, collection/ distribution expenses, commissions, home video fulfillment costs, appropriate reserves for returns, foreign withholding, remittance and similar taxes chargeable in respect of such accounts receivable, and any other projected expenses of such Credit Party arising in connection with such amounts and (ii) the outstanding amount of unrecouped advances made by a distributor to the extent subject to repayment by a Credit Party or adjustment pursuant to approved Distribution Agreements, but Eligible Receivables shall not include amounts which:

         (i) in the aggregate due from a single Acceptable Obligor are in excess of the Allowable Amount with respect to such Acceptable Obligor;

         (ii) in the reasonable discretion of the Administrative Agent, are subject to material conditions precedent to payment (including a material performance obligation or a material executory aspect on the part of the Credit Parties or any other party or obligations contingent upon future events not within a Credit Party's direct control);

       (iii) to the extent such receivables (other than theatrical receivables) are more than 90 days past due;

        (iv) are theatrical receivables due from any obligor in connection with the theatrical exhibition, distribution or exploitation of an item of Product that are still outstanding six months after their creation;

         (v) are in excess of $3,000,000 in the aggregate if they are to be paid in a currency other than

              Dollars unless hedged in a manner satisfactory to the Administrative Agent;

        (vi)  have been included in the Borrowers' estimated bad debts;

       (vii) any receivable amount (other than the amounts that are being disputed or contested in good faith) from any Acceptable Obligor which has 10% or more of the total receivable amount from such Acceptable Obligor 120 or more days past due;

      (viii) are subject to a bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; PROVIDED, HOWEVER, that only the amount in question shall be excluded from such receivable;

        (ix) are attributable to an item of Product in which a Credit Party cannot warrant sufficient title to the underlying rights to justify such receivable;

         (x) are not subject to a first perfected security interest (subject only to guild liens contemplated by clause (ix) of the definition of Borrowing Base) in favor of the Administrative Agent (for the benefit of the Administrative Agent, the Fronting Bank and the Lenders);

        (xi) except as otherwise provided in clause (xiii), relate to items of Product as to which the Administrative Agent has not received a fully executed Laboratory Access Letter or Pledgeholder Agreement for each laboratory holding Physical Materials sufficient to fully exploit the rights held by the Borrowers in such item of Product;

       (xii) will be subject to repayment to the extent not earned by performance;

       (xiii) are attributable to items of Product which have not been Completed (except that (1) if a Letter of Credit is issued in order to support the Borrowers' minimum payment obligation to acquire distribution rights in such item of Product, amounts attributable to such rights may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), PROVIDED THAT (A) proof of Completion of such item of Product must be presented in order to draw under the Letter of Credit, (B) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the amount of such Letter of Credit for such item of Product, and (C) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables; or (2) if a Completion Guarantee has been issued for such item of Product and the Borrowers are otherwise in compliance with Section 5.22, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), PROVIDED THAT
              (A) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the amounts attributable to such Completion Guarantee for such item of Product and (B) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables; or (3) if a Completion Guarantee is not required for an item of Product being produced by a Credit Party, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed) provided that such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables). Without limiting the foregoing, Eligible Receivables shall include amounts which are attributable to items of Product acquired from a third party pursuant to a Distribution Agreement if the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (including, without limitation, the payment of money not yet due) the occurrence of which might result in any Credit Party losing its rights in such item of Product, PROVIDED that all the conditions set forth in the definition of "Completed" have been satisfied and such items of Product are not otherwise excluded by clauses (i) through
              (xii) and clause (xiv) of this definition; or

       (xiv) will not become due and payable until one year or more after the scheduled final maturity of the Credit Agreement.

         In the event the Administrative Agent notifies the Borrowers that the Administrative Agent has determined that a Person or Affiliated Group is to be deleted as an Acceptable Obligor, no additional Eligible Receivable from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Administrative Agent thereafter determines that such Person or Affiliated Group is an Acceptable

Obligor. In the event the Administrative Agent notifies the Borrowers that the Administrative Agent has determined that the Allowable Amount with respect to an Acceptable Obligor is to be decreased, no additional Eligible Receivable from such Acceptable Obligor may be included in the Borrowing Base if such inclusion would result in the aggregate amount of Eligible Receivables from such Acceptable Obligor exceeding the Allowable Amount after giving effect to such reduction unless the Administrative Agent thereafter determines that the Allowable Amount may be increased.

         No item shall constitute an Eligible Receivable unless the Borrowers shall have delivered to the Administrative Agent (A) executed copies of the Distribution Agreements for eligible accounts receivable in excess of $500,000 or which are requested by the Administrative Agent, (B) a summary checklist demonstrating the eligibility of the receivable, showing a summary of the terms and conditions, and the calculation for any possible deductions including but not limited to residuals and participations, for all eligible accounts receivable in excess of $500,000 or which are requested by the Administrative Agent and (C) to the extent not already delivered and requested by the Administrative Agent, copyright registration for the distribution rights and chain-of-title documents.

         "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 ET SEQ., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Sections 1201 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. Section 11001 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 ET SEQ. and the regulations promulgated thereunder.

         "EURODOLLAR LOAN" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

         "EVENT OF DEFAULT" shall have the meaning given such term in Article 7 hereof.

         "FEE LETTER" shall mean that certain letter agreement dated as of October 4, 1996 between the Borrowers and the Administrative Agent relating to the payment of certain fees by the Borrowers.

         "FOREIGN RIGHTS CREDIT" shall be equal to the lesser of (i) 30% of Borrowers' Production Exposure for an item of Product and (ii) Borrowers' share of projected net revenue on a present value basis from foreign distribution of such item of Product (computed in a manner acceptable to Administrative Agent).

         "FRONTING BANK" shall mean as defined in the initial paragraph hereof.

         "FUNDAMENTAL DOCUMENTS" shall mean this Credit Agreement, the Notes, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Instruments of Assumption and Joinder, the Notices of Assignment and Irrevocable Instruction, UCC financing statements and any other ancillary documentation which is required to be or is otherwise executed by any of the Credit Parties and delivered to the Administrative Agent in connection with this Credit Agreement or any other Fundamental Document.

         "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or a foreign jurisdiction.

         "GUARANTORS" shall mean the Parent and all of its direct and indirect Subsidiaries (other than the Borrowers) now existing or hereafter acquired or created, but excluding 50/50 joint ventures.

         "GUARANTY" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guaranty any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such

Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation; PROVIDED, HOWEVER, that the term Guaranty shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

         "HAZARDOUS MATERIALS" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

         "INDEBTEDNESS" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days or such longer terms as may be customary in the industry) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any claim or litigation and (v) Indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness. Indebtedness shall not include non-refundable advances made by a third-party distributor to "cash-flow" the production of an item of Product.

         "INITIAL DATE" shall mean (i) in the case of the Administrative Agent, the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

         "INSTRUMENTS OF ASSUMPTION AND JOINDER" shall mean the Instruments of Assumption and Joinder substantially in the form of Exhibit L pursuant to which Subsidiaries of the Borrowers become parties to this Credit Agreement as contemplated by Section 6.23.

         "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two, three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of six months, the last day of such Interest Period and, in addition, the date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of December 1996).

         "INTEREST PERIOD" shall mean as to any Eurodollar Loan, the period commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter as the Borrowers may elect; PROVIDED, HOWEVER, that
(i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Commitment Termination Date, (iii) no Interest Period of six months may be selected unless available and consented to by all Lenders in their sole discretion and (iv) no new Interest Period may commence within one month prior to the Commitment Termination Date.

         "INTEREST RATE PROTECTION AGREEMENTS" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic caps, collars and floors or other financial agreement or arrangement designed to protect any Credit Party against fluctuations in interest rates.

         "INVESTMENT" shall mean any stock, evidence of indebtedness or other securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guarantee of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), and any purchase of (i) any securities of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase.

         "L/C EXPOSURE" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed.

         "LABORATORY" shall mean any laboratory reasonably acceptable to the Administrative Agent, which is located in Canada, the United Kingdom or the United States and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

         "LABORATORY ACCESS LETTER" shall mean a letter agreement among (i) a Laboratory holding any elements of any Product to which a Credit Party has the right of access, (ii) such Credit Party and (iii) the Administrative Agent, substantially in the form of Exhibit G hereto or a form otherwise acceptable to the Administrative Agent.

         "LENDER" and "LENDERS" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 13.3(b).

         "LENDING OFFICE" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Administrative Agent from time to time.

         "LETTER OF CREDIT" shall mean a letter of credit issued by the Fronting Bank pursuant to Section 2.15.

         "LIBO RATE" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Administrative Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Administrative Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

         "LIEN" shall mean any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or the agreement to grant a security interest at a future date).

         "LOANS" shall mean the loans made hereunder in accordance with the provisions of Section 2.1(a) or 2.1(b), whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

         "MARGIN STOCK" shall be as defined in Regulation U of the Board of Governors of the Federal Reserve System.

         "MULTIEMPLOYER PLAN" shall mean a plan described in Section 4001(a)(3) of ERISA.

         "NOTICE OF ASSIGNMENT AND IRREVOCABLE INSTRUCTIONS" shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of
Exhibit I or in such other form as shall be acceptable to the Administrative Agent, including without limitation the inclusion of such notice and instructions in a Distribution Agreement.

         "OBLIGATIONS" shall mean the obligation of the Borrowers to make due and punctual payment of principal of and interest on the Loans, the Commitment Fee, reimbursement obligations in respect of Letters of Credit and all other monetary obligations of the Borrowers owed to the Administrative Agent, the Fronting Bank or any Lender under this Credit Agreement, the Notes or any other Fundamental Document or the Fee Letter and all amounts payable by the Borrowers to any Lender under any Interest Rate Protection Agreement or Currency Agreement, provided that the Administrative Agent shall have received written notice within 10 days after execution of each such Interest Rate Protection Agreement or Currency Agreement.

         "OFF-BALANCE SHEET COMMITMENTS" shall mean all commitments of the Credit Parties for the acquisition of items of Product, including cash flow commitments, negative pick-up obligations and print and advertising commitments which are not, pursuant to GAAP, reflected on the Consolidated balance sheet of the Parent; provided, however, that such obligations for print and advertising commitments shall not be included in Off-Balance Sheet Commitments until principal photography has commenced for the item of Product to which such commitment relates.

         "OFF-BALANCE SHEET RECEIVABLES" shall mean all amounts contractually owed to any Credit Party under Distribution Agreements for any item of Product, which amounts are not, pursuant to GAAP, reflected on the Consolidated balance sheet of the Parent.

         "PARENT" shall mean Trimark Holdings, Inc.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERCENTAGE" shall mean, with respect to any Lender, its ratable share expressed as a percentage equal to the ratio obtained by (A) dividing the applicable Commitment of such Lender by the Total Commitments, or (B) if the Total Commitments shall have been terminated pursuant to the terms of this Credit Agreement, dividing the sum of the aggregate principal amount of all Loans of such Lender and such Lender's pro rata share of the L/C Exposure by the sum of the aggregate principal amount of all Loans of all Lenders and the L/C Exposure, which Loans and L/C Exposure shall be outstanding immediately prior to the termination of the Total Commitments.

         "PERMITTED ENCUMBRANCES" shall mean Liens permitted under Section 6.2 hereof.

         "PERSON" shall mean any natural person, corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "PHYSICAL MATERIALS" shall be as defined in the definition of "Collateral" hereof.

         "PLAN" shall mean an employee benefit plan within the meaning of
Section 3(2) of ERISA, other that a Multiemployer Plan, maintained by the Borrowers or any member of the Controlled Group, or to which the Borrowers or any member of the Controlled Group contributes or is required to contribute or any other plan covered by Title IV of ERISA that cover any employees of the Borrowers or any member of the Controlled Group.

         "PLEDGED SECURITIES" shall mean all of the issued and outstanding capital stock directly or indirectly owned or controlled by the Parent, as listed on Schedule 3.7(a).

         "PLEDGEHOLDER AGREEMENT" shall mean a Laboratory Pledgeholder Agreement among a Credit Party, the Administrative

Agent, a third party completion guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit D-1 or Exhibit D-2 hereto, or in such other form as shall be acceptable to the Administrative Agent.

         "PLEDGORS" shall mean those Credit Parties identified as such on
Schedule 3.7(a).

         "PRINT AND ADVERTISING EXPENDITURES" shall mean the actual out-of-pocket print and advertising expenditures associated with an item of Product which the Borrowers are contractually obligated to pay or have paid.

         "PRODUCT" shall mean any motion picture, film or video tape produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Credit Party (i) is the initial copyright owner or (ii) acquires an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Credit Parties, and all rights therein and thereto, of every kind and character.

         "PRODUCTION ACCOUNT(S)" shall mean individually or collectively, as the context so requires, each demand deposit account(s) established by a Credit Party or Special Purpose Producer at a commercial bank located in the United States or otherwise acceptable to the Administrative Agent, for the sole purpose of paying the production costs of a particular item of Product or Designated Picture, as the case may be, and as to which the Approved Completion Guarantor for such item of Product or Designated Picture, as the case may be, has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product or Designated Picture, as the case may be, for purposes of the Completion Guarantee for such item of Product or Designated Picture, as the case may be.

         "PRODUCTION EXPOSURE" for an item of Product shall mean the Budgeted Negative Cost or acquisition price paid or to be paid by a Credit Party (net of amounts being cash-flowed by a third party unrelated to a Credit Party pursuant to contractual arrangements acceptable to the Administrative Agent).

         "PRO RATA SHARE" shall mean, with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

         "QUIET ENJOYMENT" shall be as defined in Section 8.13 hereof.

         "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

         "REQUIRED LENDERS" shall mean the Lenders holding in excess of 60% of the aggregate unpaid principal amount of Loans and L/C Exposure then outstanding or, if no Loans and no Letters of Credit are then outstanding, the Lenders holding in excess of 60% of the Total Commitments.

         "RESTRICTED PAYMENT" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, other than a dividend, distribution or other payment payable solely in additional shares of common stock, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any class of its own stock or other equity interest of a Credit Party or an Affiliate, now or hereafter outstanding,
(iii) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire shares of any class of stock of, or any equity interest in, a Credit Party, now or hereafter outstanding and (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt now or hereafter outstanding.

         "SCHEDULE OF COMMITMENTS" shall mean the schedule of the Commitments of the Lenders set forth in Schedule 1 hereto.

         "SPECIAL PRODUCTION TRANCHE" shall mean, with respect to each Designated Picture, a portion of the Total Commitments equal to the sum of amounts theretofore funded for such Designated Picture with Loans hereunder plus the Completion Reserve for that Designated Picture.

         "SPECIAL PRODUCTION TRANCHE BORROWING BASE" shall mean, on each determination date, the amount (determined separately for each Designated Picture) by which (a) the sum of (i) the Domestic Home Video Credit, plus (ii) the Domestic Television Credit, plus (iii) the Foreign Rights Credit, exceeds
(b) the sum of the following items to the extent attributable to domestic television, domestic home video or foreign distribution rights: (i) the aggregate amount of advances or other amounts theretofore received by the Credit Parties from licensees or prospective licensees for such Designated Picture, plus (ii) the value (adjusted by the same percentage at which such Eligible Receivables are included in the Borrowing Base in accordance with the definition thereof, or by 75% in the case of items which do not qualify as Eligible Receivables) of any receivables appearing on the Consolidated balance sheet of the Parent or any Off-Balance Sheet Receivables whether or not included in the Borrowing Base for such Designated Picture; provided, however, that if, for any reason, the Borrowers determine that the remaining unsold value for the territories and media included in domestic home video, domestic television and foreign distribution for such Designated Picture is less than the amount computed pursuant to the foregoing formula for such Designated Picture, the Special Production Tranche Borrowing Base shall be appropriately decreased to the amount representing the Borrowers' then best estimate of the value of such territories and media. In no event may the Special Production Tranche Borrowing Base for a Designated Picture be more than 50% of the sum (without duplication) of (a) the Strike Price for such Designated Picture, plus (b) the amount of any enhancements committed to by a Credit Party for such Designated Picture, plus (c) to the extent not already included in one of the foregoing items, an appropriate interest reserve for the period through Completion of such Designated Picture. Upon Completion of any Designated Picture, the Special Production Tranche Borrowing Base for such Designated Picture shall be reduced to zero

         "SPECIAL PRODUCTION TRANCHE FEE" shall have the meaning given such term in Section 2.5(d) hereof.

         "SPECIAL PURPOSE PRODUCER" shall mean a special purpose corporation or limited liability company formed solely for the purpose of producing a particular motion picture and controlled by the Borrowers.

         "STOCKHOLDERS' EQUITY" shall mean the Consolidated capital, surplus and retained earnings and deficits of the Parent and its Subsidiaries, subject to intercompany eliminations and reduced by the outstanding amount of any note received by the Parent in payment for capital stock, all as determined in accordance with GAAP.

         "STRIKE PRICE" shall mean, with respect to any item of Product, the amount of funds required to be provided under the relevant Completion Guarantee.

         "SUBORDINATED DEBT" shall mean all Indebtedness of any of the Credit Parties that is subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Required Lenders.

         "SUBSIDIARY" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

         "TOTAL COMMITMENTS" shall mean the aggregate amount of the Commitments then in effect of all of the Lenders as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

         "TOTAL INTEREST" shall mean the sum of (i) all interest expenses of the Credit Parties computed in accordance with GAAP (whether indicated on the consolidated statement of earnings under the caption "Interest Expense" or netted out under the amount appearing under the caption "Interest and Investment Income") plus (ii) any interest expense that has been capitalized other than as part of film costs during the relevant period.

         "TRADEMARK SECURITY AGREEMENT" shall mean a Trademark Security Agreement executed by the Credit Parties substantially in the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "TRIMARK INTERACTIVE" shall mean Trimark Interactive, a California corporation and a Subsidiary of the Parent.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Credit Agreement.

         "UNRECOUPED PRINT AND ADVERTISING EXPENSES" shall mean with respect to an item of Product produced for theatrical release, the amount, if any, by which
(a) Print and Advertising Expenditures exceeds (b) the sum of (i) total billed receivables for domestic theatrical distribution plus (ii) total receipts from domestic theatrical distribution plus (iii) estimated additional receivables from domestic theatrical distribution (estimated no sooner than the end of the first week after U.S. theatrical release) computed on the basis of 40% of reported box office receipts for engagements which have not yet been billed or collected plus (iv) that portion of film costs written off attributable to Print and Advertising Expenditures (such portion to be determined based upon the proportion of Print and Advertising Expenditures for such item of Product to total film costs for such item of Product) plus (v) receipts from media and markets other than domestic theatrical distribution after recoupment of negative cost.

         "VOTING STOCK" shall mean the capital stock of an entity having ordinary voting power under ordinary circumstances to vote in the election of directors of such entity.


2. THE LOANS

         SECTION 2.1.  LOANS.

         (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make Loans to the Borrowers, on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in an aggregate principal amount which when added to the aggregate principal amount of all Loans then outstanding to the Borrowers from such Lender, PLUS such Lender's Pro Rata Share of the then current L/C Exposure, plus such Lender's Pro Rata Share of the Completion Reserves for all Designated Pictures, does not exceed such Lender's Commitment.

         (b) In addition to the Loans contemplated pursuant to Section 2.1(a) above, with regard to each Designated Picture, each Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make Loans pursuant to the Special Production Tranche, to the Borrowers or to a Special Purpose Producer, on any Business Day from time to time from the Closing Date to but excluding the Commitment Termination Date or such earlier time as that Designated Picture is Completed, each in an aggregate principal amount which when added to the aggregate principal amount of all Loans then outstanding with regard to that Designated Picture under the Special Production Tranche, does not exceed the product of such Lender's Percentage and the amount of the Total Commitments then reserved as part of the Special Production Tranche for such Designated Picture.

         (c) Subject to Section 2.2, the Loans shall be made at such times as the Borrowers shall request.

         (d) Subject to the terms and conditions of this Credit Agreement, the Borrowers may borrow, repay and re-borrow amounts constituting the Commitments.

         (e) Notwithstanding anything to the contrary above, a Lender shall not be obligated to make Loans or to incur any incremental L/C Exposure if, as a result thereof, the aggregate principal amount of all Loans then outstanding, plus the then current L/C Exposure, plus the then existing Completion Reserves for all Designated Pictures exceeds the lesser of the Borrowing Base or the Total Commitments.

         SECTION 2.2.  MAKING OF LOANS.

         (a) Each Loan shall be an Alternate Base Rate Loan or a Eurodollar
Loan as the Borrowers may request subject to and in accordance with this Section
2.2. The Borrowers shall give the Administrative Agent at least three Business Days' prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Eurodollar Loans, and at least one Business Day's prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Alternate Base Rate Loans. Each such notice in order to be effective must be received by the Administrative Agent not later than 2:00 p.m., New York City time, on the day required and shall specify the date (which shall be a Business Day) on which such Loan is to be made, the aggregate principal amount of the requested Loan, and, if applicable, the portion of the Loan being made under a Special Production Tranche. Each such notice shall be irrevocable and shall specify whether the Borrowing then being requested is to consist of Alternate Base Rate Loans or Eurodollar Loans and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto. If no election of an Interest Period is specified in such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than ten separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (determined in accordance with Section 2.8(c) hereof).

         (b) The Administrative Agent shall promptly notify each Lender of its proportionate share of each Borrowing under this Section 2.2, the date of such Borrowing, the type of Loans being requested and the Interest Period or Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the offices of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention: Gloria Javier, for credit to the Chase Clearing Account no later than 1:00 p.m. New York City time in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing the requested amounts into an account maintained with the Administrative Agent by the Borrowers PROVIDED, HOWEVER, that (i) proceeds of the initial Loans which are used to repay loans outstanding under the BofA Facility and to repay other Indebtedness (identified on Schedule 3.17 as to be paid at Closing) shall be applied by the Administrative Agent directly for such purpose, and (ii) if the Borrowing Certificate for any particular Borrowing indicates that it is to be used to fund the production of a Designated Picture, then the Administrative Agent shall deposit the proceeds of such Loan directly into the Production Account for such Designated Picture.

         (c) Each Lender may at its option fulfill its obligation to make Eurodollar Loans by causing a foreign branch or affiliate to fund such Eurodollar Loans, provided that any exercise of such option shall not affect the obligation of the Borrowers to repay Loans in accordance with the terms hereof. Subject to the other provisions of this Section 2.2, Loans of more than one interest rate type may be outstanding at the same time.

         (d) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage.

         (e) On the date requested by the Borrowers for the funding of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the three Business Days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrowers agree to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans.

         (f) The amount of any Borrowing of new funds shall be in an aggregate principal amount of $300,000 (or such lesser amount as shall equal the available but unused portion of the Commitments) or such greater amount which is an integral multiple of $100,000; PROVIDED, HOWEVER that the amount of any Borrowing of new funds which shall be a Eurodollar Loan shall be in an aggregate principal amount of $750,000 or such greater amount which is an integral multiple of $100,000.

         (g) Notwithstanding the provisions of clause (a) above and/or the absence of a request from the Borrowers that the Lenders make a Loan, the Required Lenders may direct the Lenders to make Loans and apply the proceeds thereof as follows:

         (i) if the Approved Completion Guarantor for any item of Product being produced by the Borrowers or for which receivables are included in the Borrowing Base shall take over production of such item of Product pursuant to the Completion Guarantee with respect to such item of Product, to make Loans with respect to the production of such item of Product and pay the proceeds thereof directly to the Approved Completion Guarantor to be used to finance the production and delivery of such item of Product pursuant to the terms of the Completion Guarantee; and

         (ii) if an Event of Default shall have occurred and be continuing, to make Loans with respect to any item of Product being produced by the Borrowers or for which receivables are included in the Borrowing Base and pay the proceeds thereof directly to Persons providing services in connection with the production, delivery and distribution of such Product so as to ensure Completion of such item of Product and/or the collection of Eligible Receivables.

         SECTION 2.3.  NOTES.

         (a) The Loans made by each Lender hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A hereto (each a "NOTE" and collectively the "NOTES") in the face amount of each such Lender's Commitment, payable to the order of each such Lender, duly executed by the Borrowers and dated the Closing Date.

         (b) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. Each Lender and the Administrative Agent on its behalf is hereby authorized by the Borrowers, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Notes; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to set forth such Loans, principal payments or other information shall not in any manner affect the obligations of the Borrowers to repay such Loans.

         SECTION 2.4.  INTEREST ON NOTES.

         (a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrowers and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

         (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin. Interest shall be payable on each Alternate Base Rate Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Alternate Base Rate Loan to a Eurodollar Loan.

         (c) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum permitted by Applicable Law.

         SECTION 2.5.  COMMITMENT FEES AND OTHER FEES.

         (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of December 1996) prior to the Commitment Termination Date and on the Commitment Termination Date, an aggregate fee (the "COMMITMENT FEES") of .3750 of 1% per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, on the average daily amount by which such Lender's Commitment, as such Commitment may be reduced in accordance with the provisions of this Credit Agreement, exceeds the sum of the principal balance of such Lender's outstanding Loans plus its Percentage of L/C Exposure during the preceding period or quarter.

         (b) The Commitment Fees shall commence to accrue from the Closing
Date.

         (c) In addition, the Borrowers agree to pay to each of the Lenders (including the Administrative Agent) on the Closing Date a one-time fee in an amount equal to 3/4 of 1% of its Commitment in consideration of such Lender's commitment to participate in the Credit Agreement.

         (d) In addition, the Borrowers agree to pay to the Administrative
Agent for the account of each Lender a fee ("SPECIAL PRODUCTION TRANCHE FEE") computed at 1/4 of 1% of the Budgeted Negative Cost (including interest accrued through Completion and delivery of the items of Product) of each item of Product which is funded under the Special Production Tranche.

         (e) In addition, the Borrowers agree to pay to the Administrative Agent on the Closing Date any and all other fees that are then due and payable pursuant to the Fee Letter.

         SECTION 2.6. OPTIONAL AND MANDATORY TERMINATION OR REDUCTION OF COMMITMENTS.

         (a) Upon at least three Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitments. In the case of a partial reduction, each such reduction of the Total Commitments shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof; PROVIDED, HOWEVER, that the Total Commitments may not be reduced by more than the amount of the then unused Total Commitments and may not be reduced to an amount less than the aggregate principal amount of the Loans outstanding, PLUS the then current
L/C Exposure, PLUS the Completion Reserves.  Any partial reduction of the
Total Commitments shall be made among the Lenders in accordance with their respective Percentages.


         (b) Simultaneously with each such termination or reduction of the Total Commitments, the Borrowers shall pay to the Administrative Agent for the benefit of each Lender all accrued and unpaid Commitment Fees on the amount of the Total Commitments so terminated or reduced through the date of such termination or reduction.

         SECTION 2.7.  DEFAULT INTEREST; ALTERNATE RATE OF INTEREST.

         (a) If the Borrowers shall default in the payment of the principal of, or interest on any Loan becoming due hereunder, whether at stated maturity, by acceleration or otherwise, or the payment of any other amount becoming due hereunder after written notification from the Administrative Agent to the Borrowers of such amount, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for Eurodollar Loans and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Alternate Base Rate Loans.

         (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrowers and the Lenders, and any request by the Borrowers for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.8 hereof), made after receipt of such notice, shall be deemed a request for an Alternate Base Rate Loan; PROVIDED, HOWEVER, that in the circumstances described in clause (i) above such deemed request shall only apply to the affected Lender's portion thereof. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request (or portion thereof, as the case may be) for a Eurodollar Loan, to the extent such request relates to such affected Lender's portion shall be deemed to be a request for an Alternate Base Rate Loan.

         SECTION 2.8.  CONTINUATION AND CONVERSION OF LOANS.

         The Borrowers shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue such Eurodollar Loan or a portion thereof for a successive Interest Period, or
(ii) to convert any Alternate Base Rate Loan or a portion thereof to a Eurodollar Loan, subject to the following:

         (a) the Borrowers shall give the Administrative Agent prior notice of each continuation or conversion hereunder of at least three Business Days for continuation as or conversion to a

Eurodollar Loan; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 2:00 p.m., New York City time;

         (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any such Eurodollar Loan into a subsequent Interest Period;

         (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than ten separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

         (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective Percentage of the principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

         (e) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same Borrowing shall be $750,000 or such greater amount which is an integral multiple of $100,000;

         (f) accrued interest on the Eurodollar Loans (or portion thereof) being continued or converted shall be paid by the Borrowers at the time of continuation or conversion;

         (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

         (h) if a Eurodollar Loan is converted to another type of Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.9(b) shall be paid upon such conversion; and

         (i) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrowers shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate

Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrowers, promptly give the Lenders notice of any continuation or conversion.

         SECTION 2.9.  PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

         (a) Subject to the terms of paragraph (b) of this Section 2.9, the Borrowers shall have the right at their option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's prior written, telephonic (promptly confirmed in writing) or facsimile notice to the Administrative Agent, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 or the remaining balance of such Loan if less than $500,000 and (ii) any Eurodollar Loan, in whole or in part, upon at least three Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice, in the principal amount of $750,000 or such greater amount which is an integral multiple of $100,000. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrowers to prepay such Loan in the amount and on the date stated therein. All prepayments under this Section 2.9(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of (but not including) prepayment.

         (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by any such Lender in the reemployment of the funds released (i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrowers deliver a notice of borrowing under Section 2.2(a) or Section 2.8(a) in respect of Eurodollar Loans, such Loan is not made, converted to or continued as a Eurodollar Loan on the first day of the Interest Period specified in such notice of borrowing for any reason other than (A) a suspension or limitation under Section 2.7(b) of the right of the Borrowers to select a Eurodollar Loan or (B) a breach by any such Lender of its obligation to fund such borrowing when it is otherwise required to do so hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (I) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or

(y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (II) the amount realized or to be realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amounts shown on such certificate within ten days of the Borrowers' receipt of such certificate.

         (c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.9(a), the Borrowers shall pay to the Administrative Agent for the account of the applicable Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrowers and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amounts shown on such certificate within ten days of the Borrowers' receipt of such certificate.

         (d) Simultaneously with the delivery to the Administrative Agent of each Borrowing Base Certificate and subject to the provisions of Section 2.15(i), the Borrowers shall prepay the Loans to the extent, if any, that the sum of the Loans outstanding, PLUS the L/C Exposure, PLUS the Completion Reserves exceeds the lesser of (i) the Borrowing Base as set forth on such Borrowing Base Certificate and (ii) the Total Commitments.

         (e) Simultaneously with each termination and/or mandatory or optional reduction of the Total Commitments pursuant to Section 2.6, the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders an amount equal to the excess of the sum of aggregate outstanding principal amount of the Loans, PLUS the aggregate Completion Reserves, PLUS the LC Exposure, over the reduced Total Commitments.

         (f) To the extent that any excess calculated pursuant to subsection 2.9(d) or (e) exceeds the amount of the Loans, the portion in excess of the Loans shall be provided as cash Collateral.

         (g) Unless otherwise designated in writing by the Borrowers, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.9, first to that amount of such applicable principal payment then maintained as Alternate Base Rate Loans by the Borrowers, and then, to that amount of such applicable principal payment maintained as Eurodollar Loans by the Borrowers in order of the scheduled expiry of Interest Periods with respect thereto.

         (h) All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment.

         SECTION 2.10.  CHANGE IN CIRCUMSTANCES.

         (a) In the event that after the Initial Date any change in Applicable Law or in the official interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

              (i) subject any Lender to, or increase the net tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

             (ii) change the basis of taxation of any payment to any Lender of principal or any interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing; other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein); or

            (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Lender with respect to any Eurodollar Loan; or

             (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the Borrowers shall pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

         (b) If at any time and from time to time after the Initial Date any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or adoption after the Initial Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any

Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to Loans made by such Lender hereunder.

         (c) Each Lender shall deliver to the Borrowers and the Administrative Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and (b) above, the changes as a result of which such amounts are due, the manner of computing such amounts and the manner of computing the amounts allocable to Loans hereunder pursuant to paragraphs (a) and (b) above. Each such certificate shall be conclusive in the absence of manifest error. The Borrowers shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section 2.10(c) shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

         (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.7(b) or this Section 2.10 or
Section 2.13 or Section 2.15(g) or (ii) would require the Borrowers to pay an increased amount under Section 2.7(b) or this Section 2.10 or Section 2.13 or
Section 2.15(g), it will use reasonable efforts to notify the Borrowers of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required under Section

2.15, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to Section 2.7(b) or this Section 2.10 or Section 2.13 or Section 2.15(g) would be materially reduced or the taxes or other amounts otherwise payable under Section 2.7(b) or this Section 2.10 or Section 2.13 or Section 2.15(g) would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

         SECTION 2.11.  CHANGE IN LEGALITY.

         (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrowers and the Administrative Agent, such Lender may
(i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.9(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

         (b) A notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrowers.

         SECTION 2.12.  MANNER OF PAYMENTS.

         All payments of principal and interest by the Borrowers in respect of any Loans to it shall be pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them and all Borrowings of any Loans by the Borrowers hereunder shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrowers hereunder and under the Notes shall be made in Dollars in Federal or other immediately available funds at the office of The Chase Manhattan Bank, Loan and Agency Services Group, New York, NY 10081,
Attention: Gloria Javier, for credit to the Chase Clearing Account no later than 2:00 p.m., New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different type.

         SECTION 2.13.  UNITED STATES WITHHOLDING.

         (a) Prior to the date of the initial Loans hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrowers or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrowers with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

         (b) The Borrowers and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrowers or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event that the Borrowers or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrowers or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         (c) Each Lender agrees (i) that as between it and the Borrowers or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3(g) and (ii) to indemnify the Borrowers and the Administrative Agent and any officers, directors, Administrative Agents, or employees of the Borrowers or the Administrative Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrowers or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder.

         (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.13, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.13.

         (e) Notwithstanding the foregoing, in the event that any additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrowers shall forward to such Lender or the Administrative Agent (as the case may be) the official tax receipts or other documentation pursuant to Section 2.13(b). In addition, the Borrowers shall indemnify each Lender and the Administrative Agent for any additional withholding taxes paid by such Lender or the Administrative Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

         (f) In the event that a Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section 2.13, which credit or refund is identifiable by such Lender as being a result of taxes withheld in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Administrative Agent and the Borrowers and shall remit to the Borrowers the amount of such refund or credit allocable to payments made hereunder or under the other Fundamental Documents.

         (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrowers to pay any amount pursuant to clause
(e) of this Section 2.13, it will use reasonable efforts to notify the Borrowers of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.13(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

         SECTION 2.14.  INTEREST ADJUSTMENTS.

         If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrowers to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to that Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "INTEREST DEFICIT") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans.

         The amount of any Interest Deficit relating to a particular Loan and Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrowers to the Lenders of all the Loans at that time outstanding pursuant to Section 2.9(a) hereof. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.9(a) hereof) shall be canceled and not paid.

         SECTION 2.15.  LETTERS OF CREDIT.

         (a) (i) Subject to the terms and conditions hereof and of Applicable Law, the Fronting Bank agrees to issue Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the Commitment Termination Date upon the request of the Borrowers, PROVIDED, HOWEVER, that (A) the Borrowers shall not request that any Letter of Credit be issued if, after giving effect thereto, the sum of the then current L/C Exposure, PLUS the aggregate Loans then outstanding, PLUS the Completion Reserve for each Designated Picture, would exceed the lesser of the then current amount of the Borrowing Base or the Total Commitments and (B) in no event shall the Fronting Bank issue any Letter of Credit having an expiration date after the Commitment Termination Date.

              (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Fronting Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

              (iii) Each Letter of Credit may, at the option of the Fronting Bank, provide that the Fronting Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence and continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Fronting Bank shall deposit the funds in question in a segregated account with the Fronting Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Fronting Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrowers) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Fronting Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by the Fronting Bank under the related Letter of Credit.

         (b) Whenever the Borrowers desire the issuance of a Letter of Credit, they shall deliver to the Fronting Bank a written notice no later than 2:00 p.m., New York City time, at least five Business Days prior to the proposed date of issuance. Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Fronting Bank, the Borrowers shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrowers shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Fronting Bank to make payment under the Letter of Credit; PROVIDED, HOWEVER, that the Fronting Bank, in its reasonable discretion, may require customary changes in any such documents and certificates. Promptly after receipt of such notice, the Administrative Agent shall notify each Lender of the issuance and the amount of each such Lender's respective participation therein.

         (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for documentary Credits of the International Chamber of Commerce No. 500, as adopted or amended from time to time. The Fronting Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Fronting Bank in good faith to be genuine. The Fronting Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

         (d) If the Fronting Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default or Event of Default or acceleration has occurred), the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms hereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereof to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market. In the case of any draft presented under a Letter of Credit which is required to be paid at any time on or before the Commitment Termination Date, such payment of the unreimbursed draft shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit.

         (e) Subject to provisions of Section 2.15(d), the Borrowers are absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, payment of which is required to be made after the Commitment Termination Date (it being understood that no Letter of Credit shall be issued which would expire after December 20, 2000), then the Borrowers will, upon demand by the Fronting Bank, pay to the Fronting Bank, in immediately available funds, the full amount of such draft. If such payment is not made by the Borrowers and the Fronting Bank shall make payment on any draft presented under a Letter of Credit, the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms thereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market. Such payment shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit at the rate specified in Section 2.7.

         (f) (i) The Borrowers agree to pay the following amount to the Fronting Bank with respect to Letters of Credit issued by it hereunder:

                   (A) with respect to the issuance, amendment, transfer or any other transaction related to each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Fronting Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                   (B) a fronting fee payable to the Fronting Bank for the period from and including the Closing Date to but excluding the Commitment Termination Date, computed at a rate equal to 1/4 of 1% per annum of the daily average L/C Exposure, such fee to be due and payable in arrears on and through the last day of each fiscal quarter of the Borrowers, prior to the Commitment Termination Date, on the Commitment Termination Date and on the expiration of the last outstanding Letter of Credit.

              (ii) The Borrowers agree to pay to the Administrative Agent for distribution to each Lender in respect of their L/C Exposure, such Lender's Pro Rata Share of a commission calculated at a rate per annum equal to the Applicable Margin for Eurodollar Loans (calculated in the same manner as interest) of the daily average L/C Exposure. Such commission shall be payable in arrears on and through the last day of each fiscal quarter prior to the Commitment Termination Date and on the Commitment Termination Date.

              (iii) Promptly upon receipt by the Fronting Bank of any amount described in clause (ii) of this Section 2.15(f), or any amount described in
Section 2.15(e) previously reimbursed to the Fronting Bank by the Lenders, the Fronting Bank shall distribute to each Lender its Pro Rata Share of such amount. Amounts payable under clauses (i)(A) and (i)(B) of this Section 2.15(f) shall be paid directly to the Fronting Bank and shall be for its exclusive use.

         (g) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Fronting Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Initial Date by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the Initial

Date), including, without limitation, any modifications to Regulation D occurring after the Initial Date:

              (A) the Fronting Bank or any Lender shall be subject to any tax, levy, duty, fee, charge, deduction or withholding with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, charge, fee, deduction or withholding (I) that is measured with respect to the overall net income of the Fronting Bank or such Lender or of a Lending Office of the Fronting Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Fronting Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Fronting Bank or such Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (II) that is imposed solely by reason of the Fronting Bank or such Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Fronting Bank or such Lender may properly make such declaration or claim or so establish non-residence or otherwise comply);

                   (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit shall be changed (except as limited in clause (A) above);

                   (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Fronting Bank or participations therein purchased by any Lender; or

                   (D) there shall be imposed on the Fronting Bank or any Lender any other condition regarding this Section 2.15, any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the actual cost to the Fronting Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Fronting Bank or any Lender, in each case by or in an amount which the Fronting Bank or any Lender shall reasonably deem material, then and in any such case the Fronting

Bank or such Lender may, at any time, notify the Borrowers, and the Borrowers shall pay on demand such amounts as the Fronting Bank or such Lender may specify to be necessary to compensate the Fronting Bank or such Lender for such additional cost or reduced receipt. Section 2.10(b), (c), (d) and Section 2.11 shall in all instances apply to the Fronting Bank and any Lender with respect to Letters of Credit issued hereunder. The determination by the Fronting Bank or any Lender, as the case may be, of any amount due pursuant to this Section 2.15 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

         (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Required Lenders or the Fronting Bank may, at their option, require the Borrowers to deliver to the Fronting Bank cash or Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Required Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; PROVIDED, HOWEVER, that if prior to the Commitment Termination Date, no Default or Event of Default is then continuing, the Fronting Bank shall return all of such collateral relating to such deposit to the Borrowers if requested by them.

         (i) If at any time that any Letter of Credit is outstanding, the L/C Exposure, PLUS Loans outstanding, PLUS the aggregate Completion Reserves exceeds the Borrowing Base, then the Required Lenders or the Fronting Bank may, at their option, require (x) a prepayment of the Loans in accordance with Section 2.9(d) or (y) the Borrowers to deliver cash or Cash Equivalents to the Fronting Bank in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Required Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; PROVIDED, HOWEVER, that if subsequent to any such deposit such excess is reduced to an amount less than the amount of such deposited amounts and no Default or Event of Default is then continuing, the Borrowers shall be entitled to receive such excess collateral if requested by it.

         (j) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrowers under this Section 2.15 shall remain in full force and effect until the Fronting Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

         (k) This Section 2.15 shall not be amended without the written consent of the Fronting Bank and the Administrative Agent.

         SECTION 2.16.  PROVISIONS RELATING TO THE BORROWING BASE.

         (a) The Administrative Agent may (and at the direction of the Required Lenders shall) from time to time by written notice to the Borrowers (which notice shall be prospective only, i.e., to the extent that giving effect to such notice would otherwise result in a mandatory prepayment by the Borrowers under Section 2.9, such notice shall not be given effect for purposes of such mandatory prepayment but shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrowers' receipt of such notice) (i) delete any Person from the schedule of Acceptable Obligors or determine that any amounts due under any Distribution Agreement are unacceptable and shall no longer constitute an Eligible Receivable, as the Administrative Agent or the Required Lenders, acting in good faith, may in its or their discretion deem appropriate, or (ii) the Required Lenders may add, by written notice to the Borrowers, a Person to the list of Acceptable Obligors as they may in their discretion deem appropriate.

         (b) In the event the Administrative Agent notifies the Borrowers that a Person or Affiliated Group is to be deleted as an Acceptable Obligor in accordance with Section 2.16(a), no additional Eligible Receivables from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Administrative Agent thereafter notifies the Borrowers that such Person or Affiliated Group is reinstated as an Acceptable Obligor in accordance with Section 2.16(a). In the event the Administrative Agent notifies the Borrowers that the Allowable Amount with respect to an Acceptable Obligor is to be reduced in accordance with Section 2.16(a), no additional Eligible Receivables from such Acceptable Obligor may be included in the Borrowing Base subsequent to such notice if such inclusion would result in the aggregate amount of Eligible Receivables from such Acceptable Obligor being in excess of the Allowable Amount after giving effect to such reduction unless the Administrative Agent thereafter notifies the Borrowers that the Allowable Amount may be increased in accordance with Section 2.16(a).

         (c) With respect to such items of Product as described in Section 5.22, no Eligible Receivables may be included in the Borrowing Base unless the Borrowers are in compliance with Section 5.22.

3. REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

         In order to induce the Administrative Agent, the Fronting Bank and the Lenders to enter into this Credit Agreement and to make the Loans and issue Letters of Credit and/or credit participations, purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent, the Fronting Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans and the issuance of the Letters of Credit.

         SECTION 3.1.  CORPORATE EXISTENCE AND POWER.

         Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business so requires and where the failure to be in good standing as a foreign corporation would render an Eligible Receivable unenforceable or would give rise to a material liability of any Credit Party. Each of the Credit Parties has the corporate power and authority to own its respective properties and carry on its respective businesses as now being conducted, to execute, deliver and perform, as applicable, its obligations under this Credit Agreement, the Notes and the other Fundamental Documents and other documents contemplated hereby to which it is or will be a party as provided herein and to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in the Collateral as contemplated by Article 8 hereof and in the Pledged Securities as contemplated by Article 10 hereof and guaranty the Obligations as contemplated by Article 9 hereof.

         SECTION 3.2.  CORPORATE AUTHORITY AND NO VIOLATION.

         (a) The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and, in the case of the Borrowers, the Borrowings hereunder and the execution and delivery of the Notes and, in the case of each Credit Party, the grant to the Administrative Agent for the benefit of the Lenders of the security interest in the Collateral and the Pledged Securities as contemplated herein and in the other Fundamental Documents and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof (i) have been duly authorized by all necessary corporate action on the part of each such Credit Party, (ii) will not constitute a violation by such Credit Party of any provision of Applicable Law in any material respect, any order of any court or other agency of the United States or any state thereof applicable to such Credit

Party or any of its properties or assets, (iii) will not violate any provision of the Certificate of Incorporation or By-Laws of such Credit Party, or any material provision of any Distribution Agreement, Licensing Agreement, indenture, agreement, bond, note or other similar instrument to which such Credit Party is a party or by which such Credit Party or its properties or assets are bound, (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any such Distribution Agreement, Licensing Agreement, indenture, agreement, bond, note or other instrument, and (v) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties other than pursuant to this Credit Agreement or the other Fundamental Documents to which it is a party.

         (b) There are no restrictions on the transfer of any of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder.

         SECTION 3.3.  GOVERNMENTAL APPROVAL.

         All authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof (other than UCC financing statements, the Copyright Security Agreement, and the Trademark Security Agreement which will be delivered to the Administrative Agent prior to the making of the initial Loan hereunder, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrowers of the Notes, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

         SECTION 3.4.  BINDING AGREEMENTS.

         This Credit Agreement and the other Fundamental Documents when executed will constitute the legal, valid and binding obligations of the respective Credit Parties, enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights.

         SECTION 3.5.  FINANCIAL STATEMENTS.

         The audited Consolidated balance sheets of the Parent and its Consolidated Subsidiaries at June 30, 1996, and the unaudited Consolidated balance sheet of the Parent and its Consolidated Subsidiaries at September 30, 1996, together with the related statements of cash flows and Stockholders' Equity and the related notes and supplemental information for the audited statements, in the forms which have previously been provided to the Lenders, have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present the Consolidated financial condition or the results of operations of the Parent and its Consolidated Subsidiaries, at the dates or for the periods indicated, subject (in the case of unaudited statements) to changes resulting from normal year-end and audit adjustments, and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements.

         SECTION 3.6.  NO MATERIAL ADVERSE CHANGE.

         (a) There has been no material adverse change with respect to the business, operations, performance, assets, properties, condition or prospects (financial or otherwise) of the Credit Parties taken as a whole from September 30, 1996, except for changes due to seasonality that are consistent with the corresponding periods in prior years.

         (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (ii)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6, "debt" means any liability or a claim, and "claim" means (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or
(z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         SECTION 3.7.  OWNERSHIP OF PLEDGED SECURITIES, ETC.

         (a) Annexed hereto as Schedule 3.7(a) is a correct and complete list as of the date hereof, of each Credit Party showing, as to each, its name, the jurisdiction of incorporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of the capital stock of each such Credit Party; and

         (b) Except as noted on Schedule 3.7(b), no Credit Party owns any Voting Stock or beneficial interest, directly or indirectly, in any entity other than in the Subsidiaries of the Borrowers.

         SECTION 3.8.  COPYRIGHTS, TRADEMARKS AND OTHER RIGHTS.

         (a)  On the date hereof, the items of Product listed on Schedule
3.8(a) comprise all of the Product in which any Credit Party has any right, title or interest (either directly or through a joint venture or partnership), and the copyright registration number and the character of the interests held by the Credit Party for such items of Product (other than items of Product that, in the aggregate, account for no more than 10% of the total value of all items of Product listed on Schedule 3.8(a)) are set forth across from the description of such item of Product. As to each item listed on Schedule 3.8(a) hereto the Credit Party holding such interests has duly recorded its interests in the United States Copyright Office and has delivered copies of all such recordation to the Administrative Agent. Schedule 3.8(a) shall identify the best available Physical Materials related to items of Product owned by Borrowers (other than items of Product that, in the aggregate, account for no more than 10% of the total value of all items of Product listed on

Schedule 3.8(a)) and the location of all such Physical Materials. To the best of each Credit Party's knowledge, all items of Product and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract or copyright right or any other right of any Person or contain any libelous or slanderous material other than to an extent which is either not material or for which coverage is provided in existing insurance policies. There is no claim, suit, action or, to the best of each Credit Party's knowledge, proceeding pending or threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product listed on
Schedule 3.8(a) and no Credit Party has knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product listed on Schedule 3.8(a).

         (b) Schedule 3.8(b) hereto (i) lists all the trademarks registered by any Credit Party on the date hereof and identifies the Credit Party which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and (iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the exploitation of an item of Product), to which any Credit Party is a party and pursuant to which any Credit Party is authorized to use such trademark. Each trademark set forth on Schedule 3.8(b) shall be included on Schedule A to the Trademark Security Agreement delivered to the Administrative Agent pursuant to Section 4.1(h).

         SECTION 3.9.  FICTITIOUS NAMES.

         Except as disclosed on Schedule 3.9, none of the Credit Parties are doing business or intend to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name.

         SECTION 3.10.  TITLE TO PROPERTIES.

         As of the Closing Date, the Credit Parties have good title to each of the properties and assets reflected on the latest balance sheets referred to in
Section 3.5 (other than such properties or assets disposed of in the ordinary course of business since the date of such balance sheets) and all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

         SECTION 3.11.  PLACES OF BUSINESS.

         The chief executive office of each Credit Party is, on the Closing Date, as set forth on Schedule 3.11 hereto, which offices in the United States are the places where each Credit Party is "located" for the purpose of the UCC and the Uniform Commercial Code in effect in any State in which any Credit Party is so located. All of the places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.11 hereto.

         SECTION 3.12.  LITIGATION.

         Except as set forth on Schedule 3.12 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, to the knowledge of any Credit Party, any investigation by any Governmental Authority of the affairs of, or threatened action, suit or other proceedings against or affecting, any Credit Party or of any of their respective properties or rights which would have a significant likelihood of materially and adversely affecting (i) the ability of any Credit Party to perform its obligations under the Fundamental Documents to which it is a party, (ii) the ability of any Credit Party to carry on its business, (iii) the security interests granted to the Administrative Agent for the benefit of the Lenders under the Fundamental Documents, (iv) the financial condition or business of the Credit Parties taken as a whole or, (v) the Collateral. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole.

         SECTION 3.13.  FEDERAL RESERVE REGULATIONS.

         No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations G, T, U and X thereto.

         SECTION 3.14.  INVESTMENT COMPANY ACT.

         No Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America, any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

         SECTION 3.15.  TAXES.

         Each Credit Party has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.14 hereof. No Credit Party knows of any material additional assessments or any basis therefor. The Credit Parties reasonably believe that the charges, accrual and reserves on its books in respect of taxes or other governmental charges are adequate.

         SECTION 3.16.  COMPLIANCE WITH ERISA.

         Each Credit Party is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. As of the date hereof, no Credit Party has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No material liability to the PBGC has been or is expected to be incurred with respect to the Plans (other than for premiums not yet due) and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. No Credit Party has engaged in a transaction which would result in the incurrence by such Credit Party of any liability under Section 4069 of ERISA. No Credit Party has taken any action and no event has occurred with respect to any Multiemployer Plan which would subject any Credit Party to material liability under either Section 4201 or 4204 of ERISA.

         SECTION 3.17.  AGREEMENTS.

         (a) No Credit Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument


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

(including the Distribution Agreements) to which it is a party which would reasonably be expected to result in any material adverse change in the business, properties, assets, operations, condition or prospects (financial or otherwise) of the Credit Parties taken as a whole.

         (b) Schedule 3.17 is a true and complete listing (in form satisfactory to the Administrative Agent) as of the date on which this Credit Agreement is executed by the Borrowers of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Credit Parties, (ii) all material joint venture agreements to which the Credit Parties are a party (iii) all material Distribution Agreements and (iv) all other contractual arrangements which are material to any Credit Party, including but not limited to, guarantees and employment agreements. The Credit Parties have delivered or made available to the Administrative Agent a true and complete copy of each agreement described on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Distribution Agreement or other contract or agreement shall be deemed "material" if the Credit Parties reasonably expect that prior to the Commitment Termination Date any Credit Party would, pursuant to the terms thereof, (A) recognize revenues in excess of $500,000 or (B) incur liabilities or obligations in excess of $500,000.

         SECTION 3.18.  SECURITY INTEREST; OTHER SECURITY.

         This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Administrative Agent for the benefit of the Lenders (upon (i) the filing of the appropriate UCC-1 financing statements, (ii) the filing of the Copyright Security Agreements with the U.S. Copyright Office,
(iii) the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office and (iv) delivery of the Pledged Securities to the Administrative Agent) valid and first priority perfected security interests in the Collateral and the Pledged Securities subject only to Permitted Encumbrances and except as priority may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

         SECTION 3.19.  DISCLOSURE.

         Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent for the benefit of the Lenders by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with such other agreements, documents, certificates and statements omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party not constituting general industry conditions or not disclosed in such agreements, documents, certificates and statements which materially and adversely affects, or could reasonably be expected in the future to materially and adversely affect, the business, assets or condition, financial or otherwise of the Credit Parties taken as a whole.

         SECTION 3.20.  DISTRIBUTION RIGHTS.

         Each Credit Party has sufficient right, title and interest in each item of Product to enable it (i) to enter into and perform all of the Distribution Agreements to which it is a party and other agreements generating Eligible Receivables and accounts receivable reflected on the most recent balance sheet delivered to the Lenders pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Credit Party is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches would have a material adverse effect on the Credit Parties taken as a whole.

         SECTION 3.21.  ENVIRONMENTAL LIABILITIES.

         (a) Except as set forth on Schedule 3.21 hereto, no Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at or from any of their properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Credit Parties' knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole and (ii) no claims have been made against any of the Credit Parties during the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of their employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole.

         SECTION 3.22.  PLEDGED SECURITIES.

         All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to this Credit Agreement or Permitted Encumbrances and there are no restrictions on the transfer of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws. Except as set forth on Schedule 3.22, there are no outstanding rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of any shares, of the issuers of the Pledged Securities. The Pledged Securities are owned by the Persons specified on Schedule 3.7(a).

         SECTION 3.23.  COMPLIANCE WITH LAWS.

         No Credit Party is in violation of any Applicable Law except for such violations in the aggregate which would not have a material adverse effect on the business condition (financial or otherwise) of the Credit Parties taken as a whole. The Borrowings hereunder, the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by

Section 5.20 and any other transactions contemplated hereby will not violate any Applicable Law.

4. CONDITIONS OF LENDING

         SECTION 4.1.  CONDITIONS PRECEDENT TO INITIAL LOANS OR LETTER OF
CREDIT.

         The obligation of the Fronting Bank to issue the initial Letter of Credit and of each Lender to make its initial Loan or issue and participate in the initial Letter of Credit is subject to the following conditions precedent:

         (a) CORPORATE DOCUMENTS. At the time of the making of the initial Loan, the Administrative Agent shall have received, with copies for each of the
Lenders:

                   (i) a copy of each Credit Party's articles or certificate of incorporation or joint venture agreement, certified as of a recent date by the Secretary of State of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

                   (ii) a certificate of such Secretary of State and of the franchise tax entity of such jurisdiction of incorporation, if available, dated as of a recent date as to the good standing of and payment of taxes by each Credit Party which lists the charter documents on file in the office of such Secretary of State;

                   (iii) a certificate dated as of a recent date as to the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which each Credit Party is qualified as a foreign corporation; and

                   (iv) a certificate of the Secretary of each Credit Party dated the date of the initial Loans and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Credit Party authorizing (to the extent applicable) the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Credit Agreement, the Notes (if any) to be executed by it, and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that the certificate of incorporation of such Credit Party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's certificate and (D) as to the incumbency and specimen signature of each officer of such Credit Party executing (as applicable) this Credit Agreement, the Notes or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such Credit Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

                        (v) such additional supporting documents as the Administrative Agent or its counsel or any Lender may reasonably request.

         (b) CREDIT AGREEMENT; NOTES. On or before the date of the making of the initial appropriate Loans, the Administrative Agent shall have received the Credit Agreement executed by the Credit Parties and the Notes executed by the Borrowers.

         (c) OPINIONS OF COUNSEL. The Administrative Agent shall have received the written opinions dated the date hereof and addressed to the Administrative Agent and the Lenders substantially in the form attached hereto as Exhibit B in form and substance satisfactory to Morgan, Lewis & Bockius LLP, of Rosenfeld, Meyer & Susman, LLP.

         (d)  PROJECTED FINANCIAL INFORMATION.   The Credit Parties shall have
delivered to the Administrative Agent forecasted financial statements consisting of balance sheets, cash flow statements, income statements and borrowing base projections together with appropriate supporting details and a statement of the underlying assumptions. Such projected statements shall cover a period commencing on the Closing Date and ending at fiscal year end 1998 and shall have been prepared on a basis consistent with the Borrowers' past practices. All of the foregoing shall have been prepared in good faith and shall represent the good faith opinion of the senior management of the Borrowers of the most probable course of its business as of the date of delivery of such projections to the Administrative Agent.

         (e) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from September 30, 1996.

         (f) INSURANCE. The Borrowers shall have furnished the Administrative Agent with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Administrative Agent that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as Administrative Agent, as the Certificate holder and shall evidence the Borrowers' compliance with Section 5.5(f) with respect to all insurance coverage existing as of the Closing Date.

         (g) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received an initial Borrowing Base Certificate substantially in the form of Exhibit C hereto, signed by the Chief Financial Officer of each Borrower.

         (h) SECURITY AND OTHER DOCUMENTATION. On or prior to the Closing Date, the Administrative Agent shall have received fully executed copies of (i) a Pledgeholder Agreement for each item of Product, for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.8(a) hereto;
(ii) a Copyright Security Agreement for each item of Product in which a Credit Party has a copyrightable interest (as listed on Schedule 3.8(a) hereto) executed by such Credit Party; (iii) a Trademark Security Agreement for each trademark in which a Credit Party has any interest (as listed on Schedule 3.8(b) hereto) executed by such Credit Party; (iv) a Laboratory Access Letter addressed to each Laboratory where a Credit Party has access rights to any physical elements of Product; (v) appropriate UCC-1 financing statements relating to the Collateral; and (vi) the Pledged Securities with appropriate undated stock powers executed in blank.

         (i) SECURITY INTERESTS IN COPYRIGHTS AND OTHER COLLATERAL. On or prior to the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that each Credit Party has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in its financial statements and in the other documents presented to the Lenders to enable each such Credit Party to perform the Distribution Agreements to which each such Credit Party is a party and as to each Credit Party to grant to the Administrative Agent for the benefit of the Administrative Agent, the Fronting Bank and the Lenders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Administrative Agent for the benefit of the Lenders with a first priority perfected security interest in the Pledged Securities and Collateral (subject, as to the Collateral, to Permitted Encumbrances) have been filed or delivered to the Administrative Agent in satisfactory form for filing.

         (j) PAYMENT OF FEES. All fees and expenses then due and payable by any Credit Party in connection with the transactions contemplated hereby or by the Fee Letter shall have been paid including, but not limited to, fees and expenses due and payable by the Borrowers to the Administrative Agent and the Lenders.

         (k) CERTIFICATE FROM THE BORROWERS. The Administrative Agent shall have received a certificate, signed by an Authorized Officer on behalf of each of the Borrowers, confirming that the Borrowers have determined that the projected availability of the Loans as determined by the Borrowing Base, together with funds from internally generated sources and other available sources that are acceptable to the Administrative Agent, is sufficient to finance the Borrowers in a manner compatible with the forecasted financial statements previously delivered to the Lenders.

         (l) LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Administrative Agent's good faith judgment could reasonably be expected to materially and adversely affect (i) the assets, operations, business, condition or prospects (financial or otherwise) of the Parent and its Subsidiaries taken as a whole,
(ii) the ability of the Parent and its Subsidiaries to perform their respective Obligations hereunder or (iii) the rights and remedies of the Lenders.

         (m) EXISTING INDEBTEDNESS. Simultaneously with the making of the initial Loans, all Indebtedness of the Borrowers under the BofA Facility and all other Indebtedness identified on Schedule 3.17 as to be paid at Closing, shall have been paid in full, the commitments of the banks thereunder shall have been terminated and all security interests, liens and other encumbrances granted thereunder shall have been released (or, at the Administrative Agent's option, assigned to the Administrative Agent as an amendment and restatement of the existing facility).

         (n) UCC SEARCHES. The Administrative Agent shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Administrative Agent to make a UCC filing in order to provide the Administrative Agent with a perfected security interest in the Collateral.

         (o) FINANCIAL STATEMENTS. The Administrative Agent and the Lenders shall have received and be satisfied with the true and complete copies of all of the financial statements referred to in Section 3.5.

         (p) ERISA. The Administrative Agent shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

         (q) DELIVERY OF AGREEMENTS. The Administrative Agent shall have received and be satisfied with the terms and provisions of (i) the Borrowers' standard form of Distribution Agreement and all significant existing Distribution Agreements which are not on such standard form, (ii) all joint venture or partnership agreements to which any Credit Party is a party and (iii) all other agreements listed on Schedule 3.17 to the extent requested by the Administrative Agent.

         (r) CONTRIBUTION AGREEMENT. The Administrative Agent shall have received a fully executed Contribution Agreement duly executed by all parties thereto.

         (s) STOCK OWNERSHIP. Mark Amin shall not have reduced his stock ownership in the Parent since the most recent proxy statement.

         (t) REQUIRED CONSENTS AND APPROVALS. The Administrative Agent shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party as of the date hereof, and from any other entity whose consent or approval the Administrative Agent in its reasonable discretion deems necessary to consummate the transactions contemplated hereby.

         (u) COMPLIANCE WITH LAWS. The Administrative Agent shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law.

         (v) PRODUCTION LOAN AGREEMENTS. The Administrative Agent shall have received and be satisfied with the terms of any production loan agreement to which a Subsidiary of the Parent is party which is not to be paid off on the Closing Date, and shall have received from each such production lender an intercreditor agreement in form and substance acceptable to the Administrative Agent.

         (w) APPROVAL OF COUNSEL TO THE ADMINISTRATIVE AGENT. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

         (x) OTHER DOCUMENTS. The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request.

         SECTION 4.2.  CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT.

         The obligation of the Fronting Bank to issue each Letter of Credit and of the Lenders to make each Loan and to issue and participate in each Letter of Credit (including the initial Loans and Letter of Credit) is subject to the following conditions precedent:

         (a) NOTICE. The Administrative Agent shall have received a notice with respect to such Borrowing or the Fronting Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

         (b) BORROWING CERTIFICATE. The Administrative Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Borrowers.

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

         (d) NO EVENT OF DEFAULT. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, each Credit Party shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

         (e) ADDITIONAL DOCUMENTS. The Lenders shall have received from the Borrowers on the date of each Borrowing and issuance of each Letter of Credit such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.2.

Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this Section.

         SECTION 4.3. CONDITIONS PRECEDENT TO LOANS AND/OR LETTERS OF CREDIT UNDER THE SPECIAL PRODUCTION TRANCHE

         The obligations of the Fronting Bank to issue Letters of Credit as part of the Special Production Tranche and of each Lender to make Loans as part of the Special Production Tranche and/or participate in such Letters of Credit is subject to the following conditions precedent (in addition to those conditions precedent set forth in Section 4.2):

         (a) DECLARATION. The Administrative Agent shall have received from the Borrowers a written notice containing the details of the Designated Picture involved and declaring an appropriate portion of the Total Commitments as being reserved as part of the Special Production Tranche for such Designated Picture and specifying whether the Loans to finance the production of such Designated Picture are to be made to the Borrowers or directly to a Special Purpose Producer.

         (b) NOTES. If the Production Loans for such Designated Picture are to be made directly to the Special Purpose Producer, then the Administrative Agent shall have received notes executed by the Special Purpose Producer for that Designated Picture in form and substance consistent with the Notes, in an aggregate amount equal to the portion of the Total Commitments reserved for such Designated Picture, and to the order of each of the Lenders, in an amount equal to the product of its Percentage and such aggregate amount.

         (c) SUPPORTING DOCUMENTATION. The Administrative Agent shall have received such additional supporting documentation as it normally requires in connection with single picture financing relating to the Designated Picture (including, but not limited to, corporate documentation for the Special Purpose Producer, chain of title, budget, cash flows, the negative pickup or other payment obligation from a Borrower or a guarantee from a Borrower) in form and substance satisfactory to the Administrative Agent.

         (d) COMPLETION GUARANTEE. The Administrative Agent shall have received a Completion Guarantee from an Approved Completion Guarantor.

         (e) CO-PRODUCTIONS, ETC. If any portion of the Designated Picture is to be financed by a third party or if a third party is to have any ownership interest in such Designated Picture or its copyright, then such third party shall have been approved by the Required Lenders (unless it is an Acceptable Major Domestic Account Debtor) and the Administrative Agent shall have received and be satisfied with the co-financing agreement, an intercreditor agreement and such other documentation as it shall deem appropriate.

         (f) SECURITY DOCUMENTATION. The Administrative Agent shall have received all appropriate security documentation and proof of filings, required by it, in connection with the creation of a first perfected lien in favor of the Administrative Agent for the benefit of itself, the Fronting Bank, if appropriate, and the Lenders.

5. AFFIRMATIVE COVENANTS

         From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will:

         SECTION 5.1.  FINANCIAL STATEMENTS AND REPORTS.

         Furnish or cause to be furnished to the Administrative Agent in sufficient numbers for distribution to the Fronting Bank and the Lenders:

         (a) Within 95 days after the end of each fiscal year of the Parent commencing with fiscal year 1997 the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of, and the related statements of income, Stockholders' Equity and cash flow for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified opinion of Price Waterhouse LLP or such other independent public accountants of recognized standing as shall be retained by the Parent and be reasonably satisfactory to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

         (b) Within 50 days after the end of each of the first three fiscal quarters of each of its fiscal years the unaudited consolidated balance sheets of the Parent and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income and cash flow for, such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Parent, on behalf of the Parent, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Parent, all adjustments necessary to present fairly the financial position of the Parent and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP;

         (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Parent, on behalf of the Parent, in form and substance satisfactory to the Administrative Agent (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default has occurred and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections
6.14 through 6.19 and 6.22 hereof and (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

         (d) Furnish to the Lenders, together with each set of audited financial statements required by paragraph (a) above, a report from the independent public accountants rendering the report thereon (i) stating that such Person has made such examination or investigation as is necessary to enable it to express an informed opinion as to the matters referred to in clauses (ii) and (iii) of this Section 5.1(d), it being understood that no special audit procedures are required hereby, (ii) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of the accounting period covered by such financial statements, which constitutes an Event of Default or Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof and (iii) stating that the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of paragraph
(c) above for the applicable fiscal year are stated in accordance with the terms of this Credit Agreement;

         (e) On or prior to the twentieth day of each month, a certificate ("BORROWING BASE CERTIFICATE") in the form of Exhibit C hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information including the calculation of each such component, other than the Eligible Library Amount, which must be recomputed only once per quarter (as of the last Business Day of that quarter) and must appear, as recomputed, on the Borrowing Base Certificate delivered to the Administrative Agent in the second month of the quarter following the date of recomputation (the Borrowers, at their option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as it may deem appropriate);

         (f) Promptly upon their becoming available, copies of (i) all management projections, studies or evaluations prepared by consultants for or presented to any Credit Party's Board of Directors and (ii) all audits, studies, reports or evaluations prepared for or submitted to any of the Credit Parties by any outside professional firm or service, including, without limitation, the comment letter submitted by the Credit Parties' accountants to management in connection with their annual audit;

         (g) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which the Borrowers or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Borrowers or any other Credit Party shall release, send or make available to its common stockholders generally;

         (h) Notice of (i) any substantive action taken by any Credit Party in connection with the proposed issuance of any additional debt or equity securities other than the issuance of securities to employees in connection with the exercise of options and (ii) the date on which such Credit Party expects to receive the net cash proceeds from the issuance of such additional debt or equity securities;

         (i) Within 120 days after the end of each fiscal year of the Borrowers (commencing with fiscal year 1997), forecasted financial statements consisting of balance sheets of the Parent and its Subsidiaries, cash flow statements (to the extent not previously provided within the previous 30 days pursuant to Section 5.1(j)) and income statements together with appropriate supporting details and a statement of underlying assumptions comparable to the projections delivered to the Lenders pursuant to Section 4.1(d) hereof which cover the succeeding two fiscal years, and which shall have been prepared in accordance with GAAP;

         (j) Deliver to the Administrative Agent within 50 days of the end of each fiscal quarter (95 days in the case of item (ii) for the last quarter of each fiscal year): (i) a list of production commitments and schedules, including cost to complete schedules for all items of Product (if applicable), in each case as compared to budget to date and total budget; (ii) updated cash flow projections showing anticipated cash receipts and disbursements for the ensuing eight quarters, on a monthly basis, demonstrating that sufficient cash will be available from operations, Borrowings under this Credit Agreement (supported by projections showing anticipated Borrowing Base availability for the ensuing four quarters, on a monthly basis, sufficient to support such Borrowings) and amounts committed to be funded by third parties approved by the Administrative Agent as and when


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

needed to fund all reasonably anticipated cash requirements, with a comparison of the actual results for such quarter to the most recent projected results for such quarter, with an explanation of any significant variances; (iii) an ultimates report as of the end of such quarter, including actual revenues and expenses for the year to date and cumulatively for each item of Product; and
(iv) a list of all items of Product involving third party financing Completed during the applicable fiscal quarter together with copies of all intercreditor agreements relating thereto; and

         (k) From time to time such additional information regarding the financial condition or business of the Credit Parties or otherwise regarding the Collateral, as any Lender may reasonably request for the purpose of assuring itself as to compliance by the Credit Parties with the terms hereof.

         SECTION 5.2.  CORPORATE EXISTENCE.

         Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, material licenses, material permits and material franchises, and comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except as otherwise permitted under
Section 6.7 and except that any Subsidiary of the Parent (other than a Borrower) may be liquidated or dissolved if in the reasonable judgment of the Board of Directors of the Borrowers such Subsidiary is no longer necessary for the proper conduct of the business of the Borrowers.

         SECTION 5.3.  MAINTENANCE OF PROPERTIES.

         Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings; PROVIDED, HOWEVER, that nothing in this
Section 5.3 shall prevent any Credit Party from discontinuing the use, operation or maintenance of such properties or disposing of them if such discontinuance or disposal is, in the judgment of its Board of Directors, desirable in the conduct of the business.

         SECTION 5.4.  NOTICE OF MATERIAL EVENTS.

         (a) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition or operations

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of the Borrowers and its Subsidiaries taken as a whole, financial or otherwise,
(other than changes due to seasonality that are consistent with the corresponding periods in prior years), (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement, the repayment of the Notes, or the security interests granted to the Administrative Agent for the benefit of the Lenders under this Credit Agreement or any other Fundamental Document, (iv) the opening of any office of any Credit Party or the change of the executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (v) any change in the name of any Credit Party, (vi) any other event which could reasonably be expected to materially and adversely impact upon the amount or collectibility of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or (vii) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (d) of Article 7, such Credit Party shall promptly give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

         (b) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii), could reasonably be expected to materially, and adversely affect the Borrowers and its Subsidiaries taken as a whole, such Credit Party shall promptly give notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters.

         SECTION 5.5.  INSURANCE.

         (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices.

         (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses.

         (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, through the third anniversary of the date on which such item of Product is Completed and/or as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy with respect to all items of Product for which principal photography has commenced, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

         (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as the Administrative Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive or internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for a like type of Product, but at minimum, to the extent required under all applicable contracts relating thereto.

         (e) Maintain, or cause to be maintained, in effect distributor's "Errors and Omissions" insurance to the extent and in amounts customary for companies in similar businesses.

         (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Administrative Agent; (ii) name the Administrative Agent for the benefit of itself, the Fronting Bank and the Lenders as the sole loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), PROVIDED, HOWEVER, that production insurance recoveries received prior to Completion or abandonment of an item of Product may be utilized to finance the production of such item of Product and property insurance proceeds may be used to repair damage in respect of which such proceeds were received; and (iii) to the extent that neither the Administrative Agent, the Fronting Bank nor the Lenders shall be liable for premiums or calls, name the Administrative Agent for the benefit of itself, the Fronting Bank and the Lenders as an additional insured including, without limitation, under any "Errors and Omissions" policy.

         (g) Upon the request of the Administrative Agent, the Borrowers will render to the Administrative Agent a statement in such detail as the Administrative Agent may request as to all such insurance coverage.

         SECTION 5.6.  PRODUCTION.

         Use its reasonably best efforts to cause any item of Product being produced by any Credit Party to be produced in all material respects in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Credit Party is a party, subject to the terms and conditions of such agreements.

         SECTION 5.7.  MUSIC.

         When an item of Product has been scored, if requested by the Administrative Agent, deliver to the Administrative Agent (a) written evidence of the music synchronization rights obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

         SECTION 5.8.  COPYRIGHT.

         (a) Within 90 days after the initial release or broadcast of each item of Product, to the extent any Credit Party is or becomes the copyright proprietor thereof or to the extent such interest is obtained by any Credit Party, or any Credit Party otherwise acquires a copyrightable interest, take any and all actions necessary to register the copyright for such item in the name of such Credit Party (subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Administrative Agent may reasonably specify, and immediately deliver to the Administrative Agent (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (ii) a Copyright Security Agreement Supplement relating to such item executed by such Credit Party.

         (b) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor, and promptly record such instruments of transfer on the United States Copyright Register and such other jurisdictions as the Administrative Agent may specify.

         SECTION 5.9.  BOOKS AND RECORDS.

         (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Administrative Agent and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing Base) and upon notification to the Borrowers may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificate and the various other reports delivered by any Credit Party to the Administrative Agent, the Fronting Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

         (b) If, prior to an Event of Default, the Administrative Agent wishes to confirm with account debtors and other payors the amounts and terms of any or all Eligible Receivables included in the Borrowing Base, the Administrative Agent will so notify the Borrowers. Within 10 days after receipt of such notice from the Administrative Agent, the Borrowers may, upon written notice to the Administrative Agent, elect to have such confirmation made through the Credit Parties' auditors. If the Borrowers fail to timely make such election, the Administrative Agent may proceed to make such confirmations directly with account debtors and other payors. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to confirm directly with account debtors the amounts and terms of all accounts receivable.

         SECTION 5.10.  THIRD PARTY AUDIT RIGHTS.

         Promptly notify the Administrative Agent of, and allow the Administrative Agent access to the results of, all audits conducted by any Credit Party of any third party licensee, partnership and joint venture under any agreement with respect to any item of Product included in the Collateral. The Credit Parties will exercise their audit rights with respect to any third party licensees, partnerships and joint ventures under any agreement with respect to an item of Product included in the Collateral upon the reasonable request of the Administrative Agent. After an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to exercise through any Credit Party such Credit Party's right to audit any obligor under an agreement with respect to any item of Product included in the Collateral.

         SECTION 5.11.  OBSERVANCE OF AGREEMENTS.

         Duly observe and perform all material terms and conditions of all material agreements with respect to the exploitation of items of Product and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

         SECTION 5.12. FILM PROPERTIES AND RIGHTS; CREDIT PARTIES TO ACT AS PLEDGEHOLDER.

         Act as pledgeholder for the Administrative Agent for the benefit of itself, the Fronting Bank and the Lenders with the same effect as if the Administrative Agent, for the benefit of itself, the Fronting Bank and the Lenders, were a pledgee in possession of all property relating to items of Product which are now or hereafter in the (actual or constructive) possession of any Credit Party, subject to such access as shall be necessary to distribute such items of Product.

         SECTION 5.13.  LABORATORIES; NO REMOVAL.

         (a) To the extent any Credit Party has control over or rights to receive any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Administrative Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes then the Credit Parties will deliver to the Administrative Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such Laboratory to deliver such negative or other preprint or sound track material or master tapes to another laboratory, any such Credit Party shall provide the Administrative Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other laboratory and all other parties to such Pledgeholder Agreement (other than the Administrative Agent). Each Credit Party hereby agrees not to remove or cause the removal of the original negative and film or sound materials with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States, Canada or the United Kingdom or (ii) to any state or jurisdiction where UCC-1 financing statements (or in the case of jurisdictions outside the United States, documentation similar in purpose and effect satisfactory to the Administrative Agent) have not been filed against such Credit Party holding any rights to such item of Product.

         (b) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory.

         (c) With respect to items of Product completed after the Closing Date, as soon as practicable after completion, deliver to the Administrative Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

         SECTION 5.14. TAXES AND CHARGES; INDEBTEDNESS IN ORDINARY COURSE OF BUSINESS.

         Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and PROVIDED, FURTHER, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Credit

Parties will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations in a manner consistent with such Credit Party's past business practices.

         SECTION 5.15.  LIENS.

         Defend the Collateral against any and all Liens howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.

         SECTION 5.16.  FURTHER ASSURANCES; SECURITY INTERESTS.

         (a) Upon the request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

         (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent (for the benefit of itself, the Fronting Bank and the Lenders) a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Administrative Agent (for the benefit of itself, the Fronting Bank and the Lenders) the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

         (c) Promptly undertake to deliver or cause to be delivered to the Administrative Agent, the Fronting Bank and the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent for the benefit of itself, the Fronting Bank and the Lenders.

         SECTION 5.17.  RECEIVABLES AUDIT.

         In connection with the annual audit by Price Waterhouse LLP (or any successor auditor), if so requested by the Administrative Agent, arrange for account debtors to confirm accounts receivables (both on and off balance sheet) directly to the Administrative Agent.

         SECTION 5.18.  ERISA COMPLIANCE AND REPORTS.

         Furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after any Credit Party knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the applicable Credit Party of such Reportable Event given to the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or the Borrowers or such Credit Party will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, if the occurrence of any of the foregoing events would result in a liability which is materially adverse to the financial condition of the Parent and its Subsidiaries taken as a whole or would materially and adversely affect the ability of the Borrowers to perform their obligations under this Credit Agreement or the Notes, a statement of an executive officer of the Borrowers, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (b) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and
(c) promptly after receipt thereof, a copy of any notice any Credit Party may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

         SECTION 5.19.  ENVIRONMENTAL LAWS.

         (a) Promptly notify the Administrative Agent upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to have a materially adverse effect on the Parent and its Subsidiaries taken as a whole, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a materially adverse effect on the Parent and its Subsidiaries taken as a whole.

         (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a materially adverse effect on the Parent and its Subsidiaries taken as a whole.

         (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a materially adverse effect on the Parent and its Subsidiaries taken as a whole. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

         (d) Defend, indemnify and hold harmless the Administrative Agent, the Fronting Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

         SECTION 5.20.  USE OF PROCEEDS.

         Use the proceeds of the Loans solely for Borrowers to (i) refinance outstanding obligations as of the Closing Date under the BofA Facility; (ii) fund general working capital requirements, (iii) finance the production of feature films, video product and movies of the week; (iv) finance the acquisition of rights to television product for exploitation in other media; (v) finance acquisition of feature films and video product; and (vi) finance distribution of feature films and video product.

         SECTION 5.21.  SECURITY AGREEMENTS WITH THE GUILDS.

         Furnish to the Administrative Agent duly executed copies of (i) each security agreement relating to an item of Product entered into by a Credit Party with any guild and (ii) a subordination agreement (in form and substance satisfactory to the Administrative Agent) from the applicable guild with respect to the security interest and other rights granted to it pursuant to each such security agreement delivered to the Administrative Agent pursuant to clause (i) above.

         SECTION 5.22.  UNCOMPLETED PRODUCTS.

         With respect to each item of Product for which any Credit Party has Production Exposure in the amount of $3,000,000 or more and each Designated Picture, deliver to the Administrative Agent, not later than (A) five (5) days prior to the commencement of principal photography of such item of Product and
(B) five (5) days prior to payment of the acquisition cost for a negative pick-up, each of the following to the extent applicable (it being understood that for purposes of clause B clauses (vi) and (vii) below shall not be applicable), (i) the budget and cashflow schedule for such item of Product,
(ii) a schedule identifying all agreements executed by a Credit Party in connection with such item of Product which provide for deferments of compensation or a gross profit participation, (iii) copies of such of the foregoing agreements as the Lenders may reasonably request, (iv) certificates or binders of insurance with respect to such item of Product (and policies of insurance if requested by the Administrative Agent), including all forms of insurance coverage required by Section 5.5 hereof, (v) copies of all instruments of transfer or other instruments (in recordable form) ("Chain of Title" documents) necessary to establish, to the reasonable satisfaction of the Administrative Agent, in the appropriate
Credit Party ownership of sufficient copyright rights in the literary properties upon which such item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant the Administrative Agent the security interests therein which are contemplated by this Credit Agreement which documents shall evidence to the Administrative Agent's satisfaction the Credit Party's rights in, and with respect to, such item of Product, (vi) an executed Copyright Security Agreement Supplement with respect to such item of Product, (vii) executed Pledgeholder Agreements with respect to such item of Product, (viii) a schedule of sources and uses demonstrating in detail that all cash necessary to complete and deliver such item of Product will be available as and when needed from sources acceptable to the Administrative Agent, and (ix) a Completion Guarantee with respect to such item of Product in form and substance satisfactory to the Administrative Agent naming the Administrative Agent, for the benefit of the Lenders, as a beneficiary thereof.

         SECTION 5.23.  DISTRIBUTION.

         Each Borrower and each Guarantor, as applicable, will either (a) release each Completed item of Product in the United States theatrical, television (only if available to viewers in at least 70% of the top markets, whether by cable or broadcast) or home video market within 18 months of delivery or (b) enter into a distribution agreement and make notification of availability to the applicable distributor for any one territory within the European Community or the Far East (it being understood that the Far East is deemed to include Australia and New Zealand) within 18 months of delivery, or (c) delete such item of Product from the Eligible Library Amount and delete from any computation of Consolidated Net Worth for financial covenant purposes any value attributable to such item of Product until it is released in accordance with this Section 5.23. In addition to the foregoing, if at any time any Borrower or Guarantor, as applicable, determines in accordance with GAAP that the ultimates for an item of Product previously included in the Borrowing Base have decreased, then such Borrower or Guarantor shall revise the ultimates for such item of Product, and accordingly, reflect such write down in the next Borrowing Base Certificate delivered to the Administrative Agent in accordance with the requirements stated above.

6. NEGATIVE COVENANTS

         From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent



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

in writing, it will not and will not allow any of its Subsidiaries to:

         SECTION 6.1.  LIMITATIONS ON INDEBTEDNESS.

         Incur, create, assume or suffer to exist any Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur create, assume or suffer to exist any Indebtedness other than:

         (a)  the Indebtedness represented by the Notes and the other
    Obligations;

         (b) Indebtedness in respect of secured purchase money financing, including Capital Leases, to the extent permitted by Section 6.2(b) and not to exceed $1,000,000 at any one time outstanding;

         (c) unsecured liabilities for acquisitions of rights or product incurred in the ordinary course of business and not otherwise prohibited hereunder;

         (d) liabilities relating to net or gross profit participations, deferments and guild residuals with respect to the production or acquisition of items of Product;

         (e)  Subordinated Debt;

         (f) existing Indebtedness listed on Schedule 3.17 hereto but no increases, extensions or renewals thereof unless otherwise noted on
    Schedule 3.17;

         (g) in the case where the sum of the aggregate amount of all outstanding Loans, PLUS the then current L/C Exposure, PLUS the aggregate Completion Reserves hereunder equals or exceeds the Total Commitments hereunder, and subject to compliance with all other covenants hereof, Indebtedness incurred by a Special Purpose Producer which is non-recourse to any Credit Party except to the extent of a negative pick-up arrangement or short-fall guarantee;

         (h) in the case of the Guarantors, the guarantees of the Obligations pursuant to Article 9 hereof; and

         (i)  Investments permitted under Section 6.4 hereof.

         SECTION 6.2.  LIMITATIONS ON LIENS.

         Incur, create, assume or suffer to exist any Lien on its revenue stream, property or assets, whether now owned or hereafter acquired, except:

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         (a)  Liens pursuant to written security agreements (in form and substance acceptable to the Administrative Agent) in favor of guilds required pursuant to terms of collective bargaining agreements;

         (b) Liens granted to the Person financing the acquisition of property, plant or equipment if (i) limited to the particular assets acquired; (ii) the debt secured by the Lien does not exceed the amount financed for the acquisition cost of a particular asset for which the Lien is granted; (iii) such transaction does not otherwise violate this Credit Agreement and (iv) the aggregate amount of all Indebtedness secured by Liens permitted under this paragraph does not exceed $1,000,000 at any one time outstanding;

         (c) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements on terms satisfactory to the Administrative Agent;

         (d) deposits under worker's compensation, unemployment insurance, old-age pensions and other Social Security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds incurred in the ordinary course of business (other than Completion Guarantees);

         (e) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of
    Section 5.14 hereof;

         (f) Liens incurred in the ordinary course of business with regard to services rendered by laboratories and post-production houses, record warehouses and suppliers of materials and equipment which secure trade payables in amounts not exceeding $3,000,000 in the aggregate;

         (g) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

         (h) Liens granted by a Special Purpose Producer which are non-recourse to any Credit Party except to the extent of a negative pick-up arrangement or short-fall guarantee permitted under Section 6.1(g) hereof;

         (i) the Liens of the Administrative Agent, the Fronting Bank and the Lenders under this Credit Agreement, the other Fundamental Documents and other documents contemplated hereby;

         (j)  existing Liens set forth on Schedule 6.2 hereto;

         (k) customary Liens in favor of Approved Completion Guarantors in connection with Completion Guarantees;

         (l) possessory Liens (other than those of Laboratories and production houses) which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness for borrowed money;

         (m) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Credit Parties; and

         (n) the Lien contemplated by that certain Video Duplicating Agreement dated March 1, 1994 between Vidmark, Inc. and Technicolor Videocassette, Inc. ("Technicolor Agreement") or any amendment or novation thereof, provided that the Lien granted to Technicolor Videocassette, Inc. in any such amendment or novation may not materially differ, in scope or otherwise, from the Lien contemplated by the Technicolor Agreement; provided, further, that Technicolor enter into a written agreement with the Administrative Agent providing that the Administrative Agent, the Fronting Bank and the Lenders be provided with notice of any default and an opportunity (but not the obligation) to cure any such defaults thereunder.

         SECTION 6.3.  LIMITATION ON GUARANTEES.

         Subject to the provisions of 6.27 hereof relating to the Special Production Tranche, provide any Guaranty, either directly or indirectly, except
(i) negative pickup agreements and minimum guarantees to acquire items of Product in the ordinary course of business to the extent otherwise permitted hereunder, (ii) guarantees of the obligations of Special Purpose Producers under talent agreements for the provision of services related to the production of items of Product, provided that such obligations are included within the Credit Party's Production Exposure for each such item of Product, (iii) guarantees to the Administrative Agent, the Fronting Bank and the Lenders in accordance with
Article 9 hereof and (iv) existing Guarantees listed on Schedule 6.3 hereto.

         SECTION 6.4.  LIMITATIONS ON INVESTMENTS.

         Create, make or incur any Investment other than (i) as part of the Special Production Tranche; (ii) in the case of Product acquisitions (not financed under the Special Production Tranche), in which case the Borrowers may make advances toward the purchase prior to the delivery of the item of Product, provided that the Borrowers have available in cash or Cash Equivalent, or from an unused portion of the Commitments (for which there is sufficient Borrowing Base to allow usage) a sufficient amount to satisfy their Obligations; (iii) nominal investments in Special Purpose Producers; (iv) purchase of Cash Equivalents; (v) inter-company advances among Credit Parties (other than advances to Trimark Interactive); (vi) Investments as of the Closing Date set forth on Schedule 6.4, (vii) guarantees permitted pursuant to Section 6.3, and
(viii) the acquisition or creation of new Subsidiaries in accordance with
Section 6.23 hereof.

         SECTION 6.5.  RESTRICTED PAYMENTS.

         Declare, make or incur any liability to make any Restricted Payments other than interest and certain mandatory prepayments specified on Subordinated Debt, but only if no Default would be continuing after giving effect to each payment; PROVIDED, HOWEVER, that the Parent may redeem, purchase or otherwise acquire or make payment of up to $750,000 in the aggregate per fiscal year to repurchase its equity securities from persons other than insiders (unused portions of such $750,000 may not be carried forward into future fiscal years).

         SECTION 6.6.  LIMITATIONS ON LEASES.

         Create, incur or assume combined lease expense (but specifically excluding amounts included in the Budgeted Negative Cost of an item of Product) for any twelve consecutive calendar months in excess of $600,000.

         SECTION 6.7.  CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

         Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of its property, stock or assets (other than permitted transactions between a Borrower and a Guarantor) or agree to do or suffer any of the foregoing, except that (i) any Subsidiary of the Parent may merge with and into, or transfer assets to, another Subsidiary of the Parent or with and into, or transfer assets to, the Parent (provided that, if any such transaction involves a Credit Party but does not involve the Parent, the such Credit Party must be the surviving entity in any such transaction) and (ii) Parent may sell or otherwise dispose of Trimark Interactive for fair market value.

         SECTION 6.8.  RECEIVABLES.

         Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

         SECTION 6.9.  SALE AND LEASEBACK.

         Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party sells essentially all of its right, title and interest in an item of Product and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product, unless such arrangement does not impair the collateral position of the Lenders and is evidenced by documentation acceptable to the Required Lenders.

         SECTION 6.10.  PLACES OF BUSINESS; CHANGE OF NAME.

         Change the location of its chief executive office or principal place of business or any of the locations where it keeps any material portion of the Collateral or its books and records with respect to the Collateral or change its name without (i) giving the Administrative Agent 15 days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Administrative Agent or which are otherwise necessary or desirable to maintain perfection of the security interest of the Administrative Agent for the benefit of the Lenders in the Collateral.

         SECTION 6.11.  LIMITATIONS ON CAPITAL EXPENDITURES.

         Make or incur on a Consolidated basis any obligation to make Capital Expenditures (other than amounts included in the Budgeted Negative Cost of an item of Product) for any fiscal year in excess of $1,000,000.

         SECTION 6.12.  TRANSACTIONS WITH AFFILIATES.

         Effect any transaction with an Affiliate other than a Credit Party (other than Trimark Interactive) on a basis less favorable to such Credit Party than would have been the case if such transaction had been effected on an arms-length basis, or any transaction with an Affiliate (other than a Credit Party) involving more than $100,000 without a resolution approving each such transaction from the Board of Directors of each Credit Party involved.

         SECTION 6.13.  PROHIBITION OF AMENDMENTS OR WAIVERS.

         Amend, alter, modify, or waive, or consent to any amendment, alteration, modification or waiver of (x) any Subordinated Debt indenture in any manner whatsoever or (y) any key employment agreement, or other material agreement to which any Credit Party is a party, including, without limitation, all agreements identified on Schedule 3.17 hereto, or the terms thereof in any manner which would change, alter or waive any material term thereof and which could reasonably be expected to (i) materially and adversely affect the collectibility of accounts receivable that form part of the Borrowing Base (ii) materially and adversely affect the financial condition of any Credit Party,
(iii) materially and adversely affect the rights of the Lenders under this Credit Agreement, the other Fundamental Documents and any other agreements contemplated hereby, (iv) materially decrease the value of the Collateral, or
(v) decrease the amount of the Borrowing Base to less than the then outstanding principal amount of the Loans.

         SECTION 6.14.  CONSOLIDATED TANGIBLE NET WORTH.

         Permit Consolidated Tangible Net Worth at the end of any quarter to be less than the sum of $21,000,000 plus 100% of net new equity invested and 50% of net earnings, if any, for each fiscal year ending after June 30, 1996 and prior to the date as of which compliance is being determined.

         SECTION 6.15.  UNRECOUPED PRINT AND ADVERTISING EXPENSES.

         Permit Unrecouped Print and Advertising Expenses for any individual item of Product to exceed $10,000,000 or permit the sum of Unrecouped Print and Advertising Expenses, computed for each individual item of Product, to exceed $20,000,000 in the aggregate at any time.

         SECTION 6.16.  DEVELOPMENT COSTS.

         Permit development costs (which have not been sold, written off or allocated to an item of Product for which active preproduction has commenced) to exceed $5,000,000 in the aggregate or $500,000 for any item of Product.

         SECTION 6.17.  OVERHEAD EXPENSE.

         Permit aggregate allocated and unallocated overhead expenses to exceed $14,000,000 in fiscal year 1997, $15,000,000 in fiscal year 1998, and
$16,000,000 in fiscal year 1999.

         SECTION 6.18. CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH RATIO.

         Permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to be greater than 3 to 1 at any time.

         SECTION 6.19.  EBITDA RATIOS.

         (a) Permit the ratio of (i) the sum of projected EBITDA and film amortization for the four quarters commencing on the day following each quarterly testing date, considered as a single period, to (ii) the sum of the following, which are projected to be incurred during such period: the amount to be spent to acquire film inventory, whether as a result of the Borrowers' own production or a purchase of such inventory, plus projected print and advertising expenses, plus projected Total Interest (without any double counting), plus projected expenditures for the redemption, purchase or other acquisition of the Parent's equity securities, to be less than .50:1 at December 31, 1996 and on each quarterly testing date thereafter.

         (b) Permit the ratio of (i) the sum of EBITDA and film amortization for the trailing four quarters ending on each quarterly testing date, to (ii) the sum of the following which are incurred during such trailing four quarters: the amount spent to acquire film inventory, plus print and advertising expenses, plus Total Interest (without any double counting), plus the amount spent for the redemption, purchase or other acquisition of the Parent's equity securities, to be less than .75:1.

         SECTION 6.20.  NO CHANGE IN BUSINESS.

         Engage in any business activities other than (i) production of theatrical motion pictures, video product, movies of the week and other specialized video product and the exploitation of theatrical motion pictures and videos and other specialized video product and rights therein (e.g., music publishing, soundtrack album, merchandising, publishing, and other exploitation of ancillary rights), (ii) the development and marketing of interactive software pending disposition of the Parent's interest in Trimark Interactive or investment in a successor company thereto with no obligation on the part of any Credit Party to provide new capital and (iii) other entertainment and media-related business activities that involve aggregate expenditures of no more than $500,000.

         SECTION 6.21.  ERISA COMPLIANCE.

         Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in
Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan maintained or contributed to by any Credit Party; or permit any Plan maintained by any Credit Party to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan maintained by any Credit Party to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under
Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which is materially adverse to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrowers to perform their obligations under this Credit Agreement or the Notes.

         SECTION 6.22. ADDITIONAL LIMITATIONS ON PRODUCTION AND ACQUISITION OF PRODUCT.

         (a) Begin production on any item of Product for which the Credit Parties have a current financial exposure (as opposed to a negative pick-up arrangement) or are otherwise subject to an economic risk of Completion if Production Exposure exceeds $3,000,000 per item of Product or $12,000,000 in the aggregate, unless a Completion Guarantee with respect to such item of Product is obtained from an Approved Completion Guarantor.

         (b) Produce or acquire any item of Product with a Production Exposure in excess of (i) $10,000,000 in fiscal year 1997 or (ii) in each subsequent fiscal year the amount for the previous fiscal year plus 10% of such amount, without the approval of the Administrative Agent; provided, however, that one theatrical item of Product per fiscal year may have a Production Exposure of up to (i) $15,000,000 in fiscal year 1997 or (ii) in each subsequent fiscal year the amount for the previous fiscal year plus 10% of such amount.

         (c) Acquire rights in an item of Product which is not in its first cycle of exploitation with the exception of permitted library acquisitions not to exceed $1,000,000 per year.

         (d) The Credit Parties shall not permit the number of Completed, but not yet released, items of Product having Production Exposure exceeding $6,000,000 to exceed 3. In addition to taking the actions, if any, required by
Section 5.23 hereof, the Credit Parties shall, with regard to any item of Product for which the Credit Parties have a Production Exposure of more than $3,000,000 which has not had a domestic theatrical, pay television or home video release within 18 months of Completion, delivery or acquisition, as the case may be, delete from the Eligible Library Amount and from any computation of Consolidated Tangible Net Worth for financial covenant purposes, any value attributable to such item of Product until it is theatrically released.

         SECTION 6.23.  SUBSIDIARIES.

         Acquire or create any new direct or indirect Subsidiary provided however that the Borrowers may incorporate additional Subsidiaries if (i) each such Subsidiary executes an Instrument of Assumption and Joinder in the form attached hereto as Exhibit L whereby such Subsidiary becomes a Credit Party hereunder and the certificates representing 100% of the shares of capital stock of such Subsidiary held by either Borrower becomes part of the Pledged Securities hereunder and are delivered to the Administrative Agent together with stock powers for each such certificate executed in blank, or (ii) the Borrowers take such other action in connection with the stock of such Subsidiary as is deemed appropriate by the Administrative Agent to protect the Lenders' security interest therein.

         SECTION 6.24.  BANK ACCOUNTS.

         After the date hereof, open or maintain any bank account other than
(a) at the office of the Administrative Agent as contemplated by Section 8.3 hereof, (b) those accounts approved by the Administrative Agent and listed on
Schedule 6.24, or (c) a Production Account, as to which the Administrative Agent shall have received notice.

         SECTION 6.25.  HAZARDOUS MATERIALS.

         Except as set forth on Schedule 3.21, cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose or of permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

         SECTION 6.26. USE OF PROCEEDS OF LOANS AND REQUESTS FOR LETTERS OF CREDIT.

         Use the proceeds of Loans or request any Letter of Credit hereunder other than for the purposes set forth in, and as required by, Section 5.20 or
6.27 hereof.

         SECTION 6.27.  SPECIAL PRODUCTION TRANCHE.

         Use the proceeds of Loans made under a Special Production Tranche for purposes other than to fund production of the relevant Designated Picture unless such Designated Picture has been Completed and all costs of production have been paid or provided for.

         SECTION 6.28.  INTEREST RATE PROTECTION AGREEMENTS, ETC.

         Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

         SECTION 6.29.  AMORTIZATION METHOD.

         Change the method of amortization used by any of the Credit Parties, unless required to do so under GAAP.


7. EVENTS OF DEFAULT

         In the case of the happening and during the continuance of any of the following events (herein called "EVENTS OF DEFAULT"):

         (a) any representation or warranty made by any Credit Party in this Credit Agreement or any other Fundamental Document or in connection with this Credit Agreement or with the execution and delivery of the Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of any Credit Party to the Administrative Agent, the Fronting Bank or any Lender under or in connection with this Credit Agreement or any Fundamental Document shall prove to have been false or misleading in any material respect when made, deemed to be made or delivered;

         (b) default shall be made in the payment of any principal of or interest on the Notes or of any fees or other amounts payable by the Borrowers hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and, in the case of payments of any amounts other than principal, such default shall continue unremedied for three

(3) Business Days after receipt by the Borrowers of an invoice therefor;

         (c) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.4 or Article 6 of this Credit Agreement;

         (d) default shall be made with respect to any payment of any Indebtedness of any Credit Party in excess of $500,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto;

         (e) any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party shall take any action to authorize any of the foregoing;

         (f) any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

         (g) final judgment(s) for the payment of money in excess of $250,000 shall be rendered against any Credit Party which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty (30) days from the entry of a final order of affirmance on appeal;

         (h) failure to deliver a Borrowing Base Certificate to the Administrative Agent within 10 Business Days of the date such Certificate was due pursuant to Section 5.1(e) hereof, PROVIDED, HOWEVER, that any failure to deliver a Borrowing Base Certificate shall not give rise to an Event of Default under this clause (i) in the event there are no outstanding Loans;

         (i)  a Change in Control shall occur;

         (j)  a Change in Management shall occur;

         (k) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement, or any other Fundamental Document, and such default shall continue unremedied for thirty (30) consecutive days after any Credit Party obtains knowledge of such occurrence;

         (l) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of any Credit Party and shall not have been remedied within thirty (30) days after the occurrence of such Reportable Event; or a trustee shall be appointed by a United States District Court to administer such Plan, or the PBGC shall institute proceedings to terminate such Plan, and the Administrative Agent shall have notified the Borrowers that the Required Lenders have made a determination that on the basis of such Reportable Event, appointment of trustee or commencement of proceedings, there are reasonable grounds to believe that such occurrence would have a material adverse effect to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrowers to perform their obligations under this Credit Agreement or the Notes; or

         (m) any Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Administrative Agent for the benefit of the Administrative Agent, the Fronting Bank or the Lenders, superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) and subject to no other Liens

(except to the extent expressly permitted herein or therein) other than by actions of the Administrative Agent, the Fronting Bank or any Lender, PROVIDED that no such defect in the Fundamental Documents shall give rise to an Event of Default under this paragraph (o) unless such defect or such failure shall affect Collateral that is or should be subject to a Lien in favor of the Administrative Agent having an aggregate value in excess of $100,000;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, or if directed by the Required Lenders shall, take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding; PROVIDED, HOWEVER, that despite the occurrence of any such event (i) no Loans outstanding under a Special Production Tranche shall be declared to be due and payable prior to Completion of the related Designated Picture by reason of the occurrence of such Event of Default and (ii) the Commitments of the Lenders to make Loans under the Special Production Tranche relating to each Designated Picture, if any, as to which all of the conditions precedent set forth in Section 4.3 have already been initially satisfied prior to the occurrence of such Event of Default shall remain in full force and effect, if and for so long as (A) the Borrowing Base continues to exceed the sum of all Loans outstanding plus the L/C Exposure plus the aggregate Completion Reserves, (B) no Event of Default of a type specified in paragraphs (e) or (f) above has occurred, (C) no Event of Default has occurred that is the result of an intentional and knowing act on the part of any Credit Party and (D) no Event of Default has occurred which relates to the particular Designated Picture being financed (including, but not limited, to a challenge by any Credit Party, the Special Purpose Producer producing such item of Product, or any of their Affiliates to the ranking, perfection or validity of the Administrative Agent's lien in such item of Product). If an Event of Default specified in paragraphs (e) or (f) above shall have occurred, the Commitments shall automatically terminate and the Loans and the Notes shall automatically become due and payable, both as to interest and principal, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Fronting Bank and the Lenders pursuant to Applicable Law or otherwise.

8. GRANT OF SECURITY INTEREST; REMEDIES

         SECTION 8.1.  SECURITY INTERESTS.

         The Borrowers, as security for the due and punctual payment of the Obligations and the Guarantors, as security for their obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Administrative Agent (for the benefit of itself, the Fronting Bank and the Lenders) and grant to the Administrative Agent (for the benefit of itself, the Fronting Bank and the Lenders) a security interest in the Collateral.

         SECTION 8.2.  USE OF COLLATERAL.

         So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

         SECTION 8.3.  COLLECTION ACCOUNTS.

         (a) If requested by the Administrative Agent, the Credit Parties will establish a lockbox arrangement and related collection bank accounts (each, a "COLLECTION ACCOUNT") and will direct, by Notice of Assignment and Irrevocable Instructions, all Persons who become licensees, buyers or account debtors under receivables with respect to any item included in the Collateral (other than DE MINIMIS amounts and amounts in respect of items of Product which are assigned to third-party lenders permitted under Section 6.1(g)) to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. Upon agreement between the Administrative Agent and the Borrowers, a Collection Account may also serve as the Cash Collateral Account, PROVIDED that such Collection Account is in the name of the Administrative Agent (for the benefit of the Lenders) and is under the sole dominion and control of the Administrative Agent. To the extent practicable, the Credit Parties will amend existing agreements to direct all Persons who are licensees, buyers or account debtors under receivables with respect to any item included in the Collateral, to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. Arrangements will be made in a manner satisfactory to the Administrative Agent to periodically transfer all amounts in the Collection Accounts to a single concentration account maintained by the Administrative Agent (the "Concentration Account").

         (b) The Credit Parties will execute such documentation as may be reasonably required by the Administrative Agent in order to provide for the deposit into the Collection Accounts of all items received in the lockbox and to otherwise effectuate the provisions of this Section 8.3.

         (c) In the event a Credit Party receives payment from any Person or proceeds under an Acceptable L/C, which payment should have been remitted directly to a Collection Account, such Credit Party shall promptly remit such payment or proceeds to a Collection Account to be applied in accordance with the terms of this Credit Agreement.

         (d) All such lockboxes and Collection Accounts shall be maintained with the Administrative Agent or with such other financial institutions as may be approved by the Administrative Agent, subject to the right of the Administrative Agent to at any time withdraw such approval and transfer any such lockboxes and/or Collection Account(s) to the Administrative Agent or another approved financial institution.

         SECTION 8.4.  CREDIT PARTIES TO HOLD IN TRUST.

         Upon the occurrence and during the continuance of an Event of Default, the Credit Parties will, upon receipt by them of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum in trust for the Administrative Agent, segregate such sum from their own assets and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of the Administrative Agent being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.7 hereof.

         SECTION 8.5.  COLLECTIONS, ETC.

         Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit

Party. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Lenders' security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Collateral and any Liens not expressly permitted by this Credit Agreement.

         SECTION 8.6.  POSSESSION, SALE OF COLLATERAL, ETC.

         Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Fronting Bank and the Lenders may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent, the Fronting Bank and the Lenders may take such measures as they deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Administrative Agent, the Fronting Bank and the Lenders shall decide, in one or more sales or parcels, at such prices as the Administrative Agent, the Fronting Bank and the Lenders may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except 15 days' written notice to the Credit Parties of the time and place of any such public sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and neither the Administrative Agent, the Fronting Bank nor the Lenders shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Administrative Agent, the Fronting Bank, the Lenders or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this
Article 8, the Administrative Agent, the Fronting Bank and the Lenders may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Fronting Bank and the Lenders by any Credit Party hereunder as a credit against the purchase price. The Administrative Agent, the Fronting Bank and the Lenders shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Administrative Agent, the Fronting Bank nor any Lender shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Administrative Agent, the Fronting Bank and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent, the Fronting Bank and the Lenders pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any party (other than the Administrative Agent, the Fronting Bank or Lenders) prior to such taking of actual possession or control by the Administrative Agent, the Fronting Bank and the Lenders (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party, or its agents before or after the commencement of such actual possession or control by the Administrative Agent, the Fronting Bank and the Lenders; and
(ii) neither the Administrative Agent, the Fronting Bank nor any Lender shall have liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence. Subject only to the lawful rights of third parties, any Laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for the Administrative Agent, the Fronting Bank and the Lenders and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Administrative Agent, and each Credit Party hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Administrative Agent, the Fronting Bank and the Lenders shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Administrative Agent, the Fronting Bank and the Lenders shall be entitled to apply, without prior notice to the Credit Parties, any cash or cash items constituting Collateral in the possession of the

Administrative Agent, the Fronting Bank and the Lenders to payment of the Obligations.

         SECTION 8.7.  APPLICATION OF PROCEEDS ON DEFAULT.

         During the continuance of an Event of Default, the balances in the Chase Clearing Account, Collection Account(s), Cash Collateral Account(s), or in any account of any Credit Party with the Administrative Agent, the Fronting Bank or any Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent, then to satisfy or provide cash Collateral for all Obligations relating to the Letters of Credit, and then to the payment in full of the Obligations in such order as determined by the Required Lenders, PROVIDED, HOWEVER, that, the Administrative Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

         SECTION 8.8.  POWER OF ATTORNEY.

         Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent or such other Person to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent with full power and right to cause the mail of such Persons to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or any Credit Party (i) to enforce all of each Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent for the benefit of the Lenders and to enter into such other agreements as may be necessary or appropriate in the judgment of the Administrative Agent to complete the production, distribution or exploitation of any item of Product which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent on behalf of the Lenders hereunder, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. The Credit Parties hereby ratify and confirm in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

         SECTION 8.9.  FINANCING STATEMENTS, DIRECT PAYMENTS.

         Each Credit Party hereby authorizes the Administrative Agent to file UCC financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement, any Trademark Security Agreement and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Administrative Agent on behalf of itself, the Fronting Bank and the Lenders on the Collateral, in all cases without the signatures of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Administrative Agent shall provide copies of any such documents or instruments to the Borrowers. Each Credit Party further authorizes the Administrative Agent upon the occurrence of an Event of Default, and during the continuation of such Event of Default, to notify any account debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Administrative Agent.

         SECTION 8.10.  FURTHER ASSURANCES.

         Upon the request of the Administrative Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the judgment of the Administrative

Agent, to carry out the provisions and purposes of this Article 8, necessary, in the judgment of the Administrative Agent, to perfect and preserve the Liens of the Administrative Agent for the benefit of itself, the Fronting Bank and the Lenders hereunder and under the Fundamental Documents, and in the Collateral or any portion thereof.

         SECTION 8.11.  TERMINATION.

         The security interests granted under this Article 8 shall terminate when all the Obligations have been indefeasibly fully paid and performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or canceled. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Administrative Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, Pledgeholder Agreement terminations, termination letters to account debtors and copyright reassignments, to release the security interest granted to it hereunder.

         SECTION 8.12.  REMEDIES NOT EXCLUSIVE.

         The remedies conferred upon or reserved to the Administrative Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent, the Fronting Bank and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC.

         SECTION 8.13.  QUIET ENJOYMENT.

         The Administrative Agent, the Fronting Bank and the Lenders acknowledge that their security interest hereunder is subject to the rights of Quiet Enjoyment of parties to Distribution Agreements and other similar agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "QUIET ENJOYMENT" shall mean in connection with the rights of licensees under Distribution Agreements, the Lenders' agreement that their rights under this Credit Agreement and the Fundamental Documents and in the Collateral are subject to the rights of such parties to distribute, exhibit and/or to exploit the item of Product licensed to them, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said parties under such agreements, PROVIDED, HOWEVER, that such licensee shall not be in default under the relevant Distribution Agreement and, PROVIDED, FURTHER that the Lenders shall not be responsible for any liability or obligation of any Credit Party under any Distribution Agreement. The Administrative Agent agrees that, upon the reasonable request of a Credit Party, it will provide written confirmation of such rights of Quiet Enjoyment to licensees under the Distribution Agreements. None of the foregoing constitutes an agreement by the Administrative Agent, the Fronting Bank or the Lender to the granting of any security interest to the licensee under any Distribution Agreement.

         SECTION 8.14.  CONTINUATION AND REINSTATEMENT.

         Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Fronting Bank or the Lenders upon the bankruptcy or reorganization of any Credit Party or otherwise.

9. GUARANTY

         SECTION 9.1.  GUARANTY.

         (a) Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent, Fronting Bank and the Lenders the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding).
Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

         (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Credit Parties or any other Guarantor of any of the Obligations, and also waives notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent, the Fronting Bank or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrowers or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Administrative Agent, the Fronting Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent, the Fronting Bank or the Lenders to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or guarantor. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849,
2850, 2899 and 3433.

         (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Fronting Bank or the Lenders to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Fronting Bank or the Lenders in favor of the Borrowers, any other Guarantor or to any other Person.

         (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrowers, the Guarantors and any other guarantors and any circumstances affecting the ability of the Borrowers to perform under this Credit Agreement.

         (e) Each Guarantor's obligations under the guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Administrative Agent, the Fronting Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to each Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

         SECTION 9.2.  NO IMPAIRMENT OF GUARANTY, ETC.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Fronting Bank or the Lenders to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

         SECTION 9.3.  CONTINUATION AND REINSTATEMENT, ETC.

         (a) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Fronting Bank or the Lenders upon the bankruptcy or reorganization of a Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Administrative Agent, the Fronting Bank or the Lenders may have at law or in equity against the Borrowers or a Guarantor by virtue hereof, upon failure of the Borrowers to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent on behalf of the Lenders, forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Lenders in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.7(a) hereof, and thereupon the Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of the Lenders with regard to amounts payable by the Borrowers in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

         (b) All rights of the Guarantors against the Borrowers, arising as a result of the payment by any Guarantor of any sums to the Administrative Agent for the benefit of the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrowers, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

         SECTION 9.4.  LIMITATION ON GUARANTEED AMOUNT ETC.

         Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9 (or as a result of the operation of Article 8 with regard to assets of other Credit Parties) or any other agreement or under Applicable Law shall be taken into account.

10. PLEDGE

         SECTION 10.1.  PLEDGE.

         As security for the Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent for the benefit of itself, the Fronting Bank and the Lenders, a security interest in all Pledged Securities now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Administrative Agent the definitive instruments representing all Pledged Securities, accompanied by executed undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Administrative Agent on behalf of itself, the Fronting Bank and the Lenders or its counsel shall reasonably request.

         SECTION 10.2.  COVENANT.

         Each Pledgor covenants that as stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the

Administrative Agent (for the benefit of itself, the Fronting Bank and the Lenders) as security for the Obligations.

         SECTION 10.3.  REGISTRATION IN NOMINEE NAME; DENOMINATIONS.

         The Administrative Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

         SECTION 10.4.  VOTING RIGHTS; DIVIDENDS; ETC.

         (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to owners of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in (c) below.

         (b) Any dividends or distributions of any kind whatsoever (other, so long as an Event of Default is not continuing, than cash) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection (b) shall be received in trust for the benefit of the Administrative Agent, the Fronting Bank and the Lenders, segregated from such Pledgor's own assets, and shall be delivered to the Administrative Agent.

         (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Administrative Agent of the transfer of such rights to the Administrative Agent, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights until such time as such Event of Default has been cured.

         SECTION 10.5.  REMEDIES UPON DEFAULT.

         If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of itself, the Fronting Bank and the Lenders, may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors. The Administrative Agent shall give ten (10) days' written notice of its intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Administrative Agent (on behalf of itself, the Fronting Bank and the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Fronting Bank (to the extent it consents) or any consenting Lender by any Credit Party as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgors or any third party (other than the Fronting Bank and the Lenders). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees
(i) it will indemnify and hold the Administrative Agent, the Fronting Bank and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Credit Agreement or arising out of any act of, or omission to act on the part of, any party prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, their agents or Affiliates before or after the commencement of such actual possession or control by the Administrative Agent and (ii) the Administrative Agent, the Fronting Bank and the Lenders shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

         SECTION 10.6.  APPLICATION OF PROCEEDS OF SALE AND CASH.

         The proceeds of sale of the Pledged Securities sold pursuant to
Section 10.5 hereof shall be applied by the Administrative Agent on behalf of itself, the Fronting Bank and the Lenders as follows:

         (i) to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative

    Agent in connection with such sale, including, without limitation, all court costs and the reasonable fees and expenses of counsel for the Administrative Agent in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent in connection therewith;

         (ii) satisfy or provide cash Collateral for all Obligations relating to the Letters of Credit; and

         (iii) to the payment in full of the Obligations in such order as determined by the Required Lenders;

PROVIDED, HOWEVER, that the Administrative Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

         SECTION 10.7.  SECURITIES ACT, ETC.

         In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder, each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to the Pledgors to make some effort towards obtaining a fair price even though the

Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

         SECTION 10.8.  CONTINUATION AND REINSTATEMENT.

         Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Administrative Agent, the Fronting Bank or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

         SECTION 10.9.  TERMINATION.

         The pledge referenced herein shall terminate when all of the Obligations shall have been indefeasibly fully paid and the Commitments shall have terminated, and all Letters of Credit shall have expired or been terminated or canceled, at which time the Administrative Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but shall otherwise be without recourse upon or warranty by the Administrative Agent and at the expense of the Pledgors.


11. CASH COLLATERAL ACCOUNT

         SECTION 11.1.  CASH COLLATERAL ACCOUNTS.

         On or prior to the Closing Date, there shall be established with the Administrative Agent a collateral account in the name of the Administrative Agent (the "CASH COLLATERAL ACCOUNT"), into which the appropriate Credit Parties shall from time to time deposit amounts pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this Article 11, the Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent.

         SECTION 11.2.  INVESTMENT OF FUNDS.

         (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrowers (provided that such notice may be given verbally to be confirmed promptly in writing) or, if the Borrowers shall fail to give such instruction upon delivery of any such funds, in the sole discretion of the Administrative Agent, PROVIDED that in no event may the Borrowers give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents, or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by The Chase Manhattan Bank.

         (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account and any net loss on any such investment shall be charged against the Cash Collateral Account.

         (c) Neither the Administrative Agent, the Fronting Bank nor the Lenders shall be a trustee for the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the UCC. The Administrative Agent, the Fronting Bank and the Lenders shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made pursuant to this Section 11.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

         SECTION 11.3.  GRANT OF SECURITY INTEREST.

         For value received and to induce the Fronting Bank to issue Letters of Credit and the Lenders to make Loans from time to time to the Borrowers and to acquire participations in Letters of Credit as provided for in this Credit Agreement, as security for the payment of all of the Obligations, the Credit Parties hereby assign to the Administrative Agent (for the benefit of itself, the Fronting Bank and the Lenders), and grant to the

Administrative Agent (for the benefit of the Lenders), a first and prior Lien upon all the Credit Parties' rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Accounts shall immediately and without any need for any further action on the part of any of the Credit Parties, the Fronting Bank, any Lender or the Administrative Agent, become subject to the Lien set forth in this
Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

         SECTION 11.4.  REMEDIES.

         At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section
10.6 hereof.

12. THE ADMINISTRATIVE AGENT AND THE FRONTING BANK

         SECTION 12.1.  ADMINISTRATION BY ADMINISTRATIVE AGENT.

         (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement shall be by the Administrative Agent or its designees. Except as otherwise expressly provided herein each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as Administrative Agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

         (b) The Lenders hereby authorize the Administrative Agent (in its sole discretion):

         (i) in connection with the sale or other disposition of any asset included in the Collateral or all of the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Administrative Agent, the Fronting Bank and the Lenders) on such asset and/or release such Guarantor from its obligations hereunder;

       (ii) to determine that the cost to the Borrowers or another Credit Party is disproportionate to the benefit to be realized by the Administrative Agent, the Fronting Bank and the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that the Borrowers or other Credit Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of the Lenders);

      (iii) to appoint subagents or Lenders to be the holder of record of a Lien to be granted to the Administrative Agent (for the benefit of the Lenders) or to hold on behalf of the Administrative Agent such collateral or instruments relating thereto;

       (iv) to grant in writing the right of Quiet Enjoyment to licensees pursuant to the terms of Section 8.13;

         (v) in connection with an item of Product being produced by a Credit Party, the principal photography of which is being done outside the United States to approve arrangements with such Credit Party as shall be satisfactory to the Administrative Agent with respect to the temporary storage of the original negative film, the original sound track materials or other Physical Materials of such Picture in a production laboratory located outside the United States;

       (vi) enter into guild subordination agreements with the guilds with respect to the security interests in favor of the guilds required pursuant to the terms of the collective bargaining agreements;

       (vii) to enter into subordination agreements (in such form as the Administrative Agent may deem appropriate) in connection with transactions permitted under Section 6.1(g) whereby the claims of the Lenders against the Special Purpose Producer which is the borrower in such transaction and/or Liens in favor of the Administrative Agent (for the benefit of the Lenders) in their respective assets may be subordinated to the claims and/or Liens of third party lenders; and

      (viii) to enter into subordination agreements in connection with existing Liens set forth on Schedule 6.2 hereof in substantially the same form as previously executed by the agent under the BofA Facility.

         SECTION 12.2.  PAYMENTS.

         Any amounts received by the Administrative Agent in connection with this Credit Agreement or the Notes the application of which is not otherwise provided for, shall be applied, in accordance with each of the Lenders' Percentages, first, to pay accrued but unpaid Commitment Fees, second, to satisfy or provide Cash Collateral for all Obligation relating to the Letters of Credit, third to pay accrued but unpaid interest on the Notes, fourth, the principal balance outstanding on the Notes and amounts outstanding under Currency Agreements and Interest Rate Protection Agreements and fifth, to pay other amounts payable to the Administrative Agent. All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to the Lenders, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

         SECTION 12.3.  SHARING OF SETOFFS AND CASH COLLATERAL.

         Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans and L/C Exposure is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or Letters of Credit of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans and Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and L/C Exposure as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and L/C Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note or Letters of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit, in the amount of such participation.

         SECTION 12.4.  NOTICE TO THE LENDERS.

         Upon receipt by the Administrative Agent or the Fronting Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent or the Fronting Bank will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

         SECTION 12.5.  LIABILITY OF ADMINISTRATIVE AGENT.

         (a) The Administrative Agent or the Fronting Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Administrative Agent, the Fronting Bank nor their respective officers, Administrative Agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, the Fronting Bank and their respective directors, officers, Administrative Agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Administrative Agent, the Fronting Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any Credit Party of the terms, conditions, covenants, or agreements of this Credit Agreement or any related agreement or document.

         (b) The Administrative Agent, the Fronting Bank, as Administrative Agent for the Lenders hereunder, any Lender or any of their respective directors, officers, employees, or agents shall have no responsibility to the Borrowers or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of any of such Lender's obligations under this Credit Agreement or the Notes or any related agreement or document or in connection herewith or therewith.

         (c) The Administrative Agent, as Administrative Agent for the Lenders hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

         SECTION 12.6.  REIMBURSEMENT AND INDEMNIFICATION.

         Each of the Lenders agrees (i) to reimburse the Administrative Agent in accordance with such Lender's Percentage, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of Administrative Agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers, (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or Administrative Agents, on demand, in accordance with each Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrowers or any other Credit Party (except such as shall result from their gross negligence or willful misconduct) and (iii) to indemnify and hold harmless the Fronting Bank and any of its directors, officers, employees, or Administrative Agents, on demand, in the amount of its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Lenders (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Administrative Agent or the Fronting Bank from a Credit Party, the Administrative Agent will promptly refund such previously paid indemnity payments to the Lenders.

         SECTION 12.7.  RIGHTS OF ADMINISTRATIVE AGENT.

         It is understood and agreed that the Administrative Agent shall have the same rights and powers as a Lender hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party, as though it were not the Administrative Agent of the Lenders or the Fronting Bank under this Credit Agreement.

         SECTION 12.8.  INDEPENDENT INVESTIGATION BY LENDERS.

         Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that the Administrative Agent and the Fronting Bank shall bear no responsibility therefor.

         SECTION 12.9. EXECUTION BY ADMINISTRATIVE AGENT OF SECURITY DOCUMENTATION ON BEHALF OF THE LENDERS.

         The Administrative Agent hereby agrees to expressly indicate in all the security documentation (including the UCC-1 Financing Statements, Copyright Security Agreement, Trademark Security Agreement, Pledgeholder Agreements and any payment instructions) that it obtains or executes that it is doing such on behalf of itself, the Fronting Bank and the Lenders.

         SECTION 12.10.  AGREEMENT OF REQUIRED LENDERS.

         Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.10 hereof.

         SECTION 12.11.  NOTICE OF TRANSFER.

         The Administrative Agent may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective in accordance with Section 13.3 hereof.

         SECTION 12.12.  SUCCESSOR ADMINISTRATIVE AGENT

         The Administrative Agent may resign at any time by giving ten (10) days prior written notice thereof to the Lenders and the Borrowers, but such resignation shall not become effective until acceptance by a successor Administrative Agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall consult with the Borrowers and promptly appoint a successor Administrative Agent from among the Lenders which is experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders. If no successor Administrative Agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, the Borrowers may appoint a successor Administrative Agent (which successor may be replaced by the Required Lenders; provided that such replacement is experienced and is sophisticated in entertainment industry lending and reasonably acceptable to the Borrowers), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 and which is experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

13. MISCELLANEOUS

         SECTION 13.1.  NOTICES.

         Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of facsimile communication, if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Administrative Agent, the Fronting Bank or The Chase Manhattan Bank, to it at One Chase Manhattan Plaza, 4th Floor, New York, New York 10081, Attn:
John J. Huber III, facsimile no.: (212) 552-4266, with a copy to Chase Securities, Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: David Shaheen or if to any Credit Party at 2644 30th Street, Santa Monica, California 90405, facsimile no.: (310) 399-8022, with a copy to Rosenfeld, Meyer & Susman, LLP, 9601 Wilshire Boulevard, 4th Floor, Beverly Hills, California 90210-5288, Attn: Donald E. Karl, or if to a Lender, to it at its address set forth on the signature page, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Administrative Agent or a Lender giving notice pursuant to this Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

         SECTION 13.2.  SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES,
ETC.

         All warranties, representations and covenants made by any of the Credit Parties herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and issuance of the Letters of Credit herein contemplated and the execution and delivery to the Administrative Agent of the Notes regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due


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hereunder is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

         SECTION 13.3. SUCCESSORS AND ASSIGNS; SYNDICATIONS; LOAN SALES; PARTICIPATIONS.

         (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (PROVIDED, HOWEVER, that neither the Borrowers nor any other Credit Party may assign their or its rights hereunder without the prior written consent of the Administrative Agent, the Fronting Bank and all of the Lenders), and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Fronting Bank and the Lenders.

         (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Fronting Bank, which consent shall not be unreasonably withheld) assign to an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to any Letter of Credit); PROVIDED, HOWEVER, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Credit Agreement and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning Lender or the Eligible Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Credit Agreement except that notwithstanding such assignment any rights and remedies available to the Borrowers for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrowers due to any such breach (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto).

         (c) Notwithstanding the other provisions of this Section 13.3, each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement to (i) any Affiliate of such Lender or
(ii) any other Lender hereunder.

         (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.5 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (v) such assignee appoints and authorizes the Administrative Agent and the Fronting Bank to take such action as the Administrative Agent or the Fronting Bank on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent or the Fronting Bank by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.


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

         (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Fronting Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Notes subject to such assignment, and the processing and recordation fees the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Borrowers. Within five (5) Business Days after receipt of the notice, the Borrowers, at their own expense, shall execute and deliver to the Lender, in exchange for the surrendered Notes, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such retained Commitment, shall be dated the date of the surrendered Notes and shall otherwise be in substantially the form of Exhibit A hereto. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Administrative Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

         (g) Each of the Lenders may without the consent of the Credit Parties sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it and its participation in Letters of Credit); PROVIDED, HOWEVER, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitments, final maturity of Loans,

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releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.9(b), 2.10 and 2.13(e) hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled and (v) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement.

         (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Credit Parties furnished to the Administrative Agent by or on behalf of the Credit Parties; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter in form and substance equivalent to the confidentiality letter executed by the Lenders in connection with information received by such Lenders relating to this transaction to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (i)  Any assignment pursuant to paragraph (a) or (b) of this Section
13.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

         (j) The Borrowers consent that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any of the Notes evidencing such Loans (or any part thereof) to any Federal Reserve Bank.

         SECTION 13.4.  EXPENSES; DOCUMENTARY TAXES.

         Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Fronting Bank or Chase Securities Inc. in connection with performance of due diligence by the Administrative Agent in connection with the transactions hereby contemplated and the syndication, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Notes and the making of the Loans and the Letters of Credit, including but not limited to any internally allocated audit costs, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent and the Fronting Bank, and any other counsel that the Administrative Agent or the Fronting Bank shall retain, reasonable fees and expenses of technical or other consultants engaged by the Administrative Agent. Such payments shall be made on the date of execution of this Credit Agreement and thereafter on demand. In addition, the Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Lenders in the enforcement or protection of the rights of the Lenders in connection with this Credit Agreement, the Notes or the Letters of Credit, and with respect to any action which may be instituted by any Person other than the Credit Parties against the Administrative Agent, the Fronting Bank or any Lender in respect of the foregoing, or as a result of any transaction, action or non-action arising from the foregoing, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders (it being understood, however, that the Borrowers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees or expenses of more than one separate firm of attorneys for all such Lenders). Such payments shall be made on demand after the date of execution of this Credit Agreement. The Borrowers agree that they shall indemnify the Administrative Agent, the Fronting Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement, the Notes or the issuance of Letters of Credit. The obligations of the Borrowers under this
Section 13.4 shall survive the termination of this Credit Agreement and/or the payment of the Loans and/or the expiration of the Letters of Credit.

         SECTION 13.5. INDEMNIFICATION OF THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND THE LENDERS.

         The Borrowers agree (a) to indemnify and hold harmless the Administrative Agent, the Fronting Bank and the Lenders and their respective directors, officers, employees, trustees and agents (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Administrative Agent and the Fronting Bank an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any litigation, investigation or other proceedings relating to the Collateral, this Credit Agreement, the Copyright Security Agreements, the Trademark Security Agreement, the Pledgeholder Agreements and the Letters of Credit, the making of the Loans, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Administrative Agent, the Fronting Bank or Lenders hereunder or thereunder but excluding therefrom all claims, demands, losses, judgments, liabilities, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of the Lender, the Fronting Bank or the Administrative Agent claiming indemnification hereunder,
(ii) litigation between the Borrowers and the Administrative Agent, the Fronting Bank or the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby if, after final non-appealable judgment, the Administrative Agent, the Fronting Bank or the Lenders are not the prevailing party or parties in such litigation and (iii) litigation among the Lenders or between the Administrative Agent and/or the Fronting Bank and the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby. The foregoing indemnity agreement includes any reasonable costs incurred by the Administrative Agent, the Fronting Bank or the Lenders in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent or the Fronting Bank, or by any other Person either against the Lenders or in connection with which any officer, director, agent or employee of the Administrative Agent, the Fronting Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent and the Fronting Bank, and any out-of-pocket costs incurred by the Administrative Agent, the Fronting Bank or the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. In no event shall the Lenders be liable to the Borrowers for any matter or thing in connection with this Credit Agreement other than to make Loans and account for moneys actually received by them in accordance with the terms hereof.

         Whenever the provisions of this Credit Agreement or any other Fundamental Document provide that, if any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of any of the Credit Parties shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and if the Administrative Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 4% in excess of the Alternate Base Rate from time to time in effect from the date advanced to the date of repayment.

         All indemnities contained in this Section 13.5 shall survive the expiration or earlier termination of this Credit Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitments.

         SECTION 13.6.  CHOICE OF LAW.

         THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13.7.  WAIVER OF JURY TRIAL.

         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH CREDIT PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH CREDIT PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDERS THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT, THE FRONTING BANK OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWERS TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         SECTION 13.8.  NO WAIVER.

         No failure on the part of the Administrative Agent or any Lender or the Fronting Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regards to Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 13.9.  EXTENSION OF PAYMENT DATE.

         Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the due date of such payment thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 13.10.  AMENDMENTS, ETC.

         No modification, amendment or waiver of any provision of this Credit Agreement, and no consent to any departure by the Credit Parties herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification, waiver, consent or amendment shall, without the written consent of all of the Lenders, (i) change the Commitment of any Lender, (ii) amend or modify any provision of this Credit Agreement which provides for the unanimous consent or approval of the Lenders, (iii) release any Collateral or any of the Pledged Securities (except as contemplated herein) or release any Guarantor from its obligations hereunder, (iv) alter the fixed scheduled maturity or principal amount of any Loan, or the rate of interest payable thereon, or the rate at which the Commitment Fees accrue or the fixed scheduled maturity or amount of any other payment required to be made under this Credit Agreement, (v) subordinate the Obligations hereunder to other Indebtedness or subordinate the security interests of the Administrative Agent, the Fronting Bank and the Lenders in the Collateral except as permitted by Section 12.1, (vi) amend the definition of "Required Lenders," (vii) amend the definition of "Borrowing Base" or any of the defined terms used therein, (viii) amend the definition of "Applicable Margin," (ix) amend the definition of "Collateral," or
(x) amend or modify Sections 2.1(e), 2.9(d), 2.15(a)(i), 2.15(i), 6.14 or this
Section 13.10. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent or the rights and obligations of the Fronting Bank without its prior written consent. No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

         SECTION 13.11.  SEVERABILITY.

         Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 13.12.  SERVICE OF PROCESS.

         EACH CREDIT PARTY (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO THE LETTERS OF CREDIT) OR THE SUBJECT MATTER HEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, THE FRONTING BANK OR A LENDER. THE SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 13.1 HEREOF. THE SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND THE LENDERS. FINAL JUDGMENT AGAINST THE SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE FRONTING BANK OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

         SECTION 13.13.  HEADINGS.

         Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.


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

         SECTION 13.14.  EXECUTION IN COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 13.15.  SUBORDINATION OF INTERCOMPANY ADVANCES.

         (a) Each Credit Party hereby agrees that any Indebtedness or other intercompany receivables or advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness shall be made (i) except intercompany receivables and advances permitted pursuant to the terms hereof may be repaid in the ordinary course of business so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full all Obligations and termination of the Commitments.

         (b) In the event that any payment on any such indebtedness shall be received by such Credit Party other than as permitted by Section 13.15(a) before payment in full of all Obligations and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent on behalf of itself, the Fronting Bank and the Lenders all such sums to the extent necessary so that the Administrative Agent, the Fronting Bank and the Lenders shall have been paid all Obligations owed or which may become owing.

         SECTION 13.16.  CONFIDENTIALITY.

         Each of the Lenders understands that certain information furnished to it pursuant to this Agreement will be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Agreement confidential prior to its becoming public except that Lenders shall be permitted to disclose such information (i) to officers, directors, employees, representatives, agents, auditors, accountants, consultants, advisors, lawyers and affiliates of such Lender, in the ordinary course of business who have been made aware of the confidential nature of the information; (ii) to prospective assignees or participants and their respective officers, directors, employees, agents and representatives in accordance with Section 13.3(h) herein; (iii) as required by Applicable Law, or pursuant to subpoenas or other legal process, or as requested by governmental agencies and examiners; (iv) in proceedings to enforce the Lenders' rights and remedies hereunder or under any other Fundamental Document or in any proceeding against the Lenders in connection with this Agreement or under any other Fundamental Document or the transactions contemplated hereunder; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Agreement or (B) becomes available to a Lender or a participant on a non-confidential basis, not in breach of any agreement or other obligation to a Borrower, from a source other than a Borrower; or (vi) to the extent a Borrower shall have consented to such disclosure in writing.

         SECTION 13.17.  ENTIRE AGREEMENT.

         This Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                  BORROWERS:

                                  TRIMARK PICTURES, INC.



                                  By
                                    -------------------------------
                                    Name:
                                    Title:


                                  TRIMARK TELEVISION, INC.



                                  By
                                    ------------------------------------
                                    Name:
                                    Title:

                                  GUARANTORS:

                                  TRIMARK HOLDINGS, INC.
                                  TRIMARK MUSIC
                                  CHEAP DATE, INC.
                                  WRITERS ON THE WAVE
                                  PURPLE TREE PRODUCTIONS, INC.
                                  LOVING GUN PRODUCTIONS, INC.
                                  TRIMARK INTERACTIVE


                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:  Authorized Signatory for each of
                                            the foregoing

                                  LENDERS:

                                  THE CHASE MANHATTAN BANK, individually and
                                    as Administrative Agent

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     One Chase Manhattan Plaza,
                                                 4th Floor
                                                 New York, NY  10081
                                                 Attn:  John J. Huber III
                                    Facsimile:  (212) 552-4266

                                  CITY NATIONAL BANK

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     400 North Roxbury Drive,
                                                 4th Floor
                                                 Beverly Hills, CA  90120
                                                 Attn:  Norman Starr
                                    Facsimile:  (310) 888-6159

                                  COMERICA BANK-CALIFORNIA

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     10900 Wilshire Boulevard,
                                                 3rd Floor
                                                 Los Angeles, CA  90024
                                                 Attn:  Steven Leibovitz
                                    Facsimile:  (310) 208-0127

                                  FIRST HAWAIIAN BANK

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:    3333 Michelson Drive, Suite 510
                                                Irvine, CA  92612
                                                Attn:  Don Young
                                    Facsimile:  (714) 475-1220


                                  IMPERIAL BANK

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     9777 Wilshire Boulevard,
                                                 4th Floor
                                                 Beverly Hills, CA  90212

                                                 Attn:  Morgan Rector
                                    Facsimile:  (310) 281-2476

                                  SILICON VALLEY BANK

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     9150 Wilshire Boulevard,
                                                 Suite 201
                                                 Beverly Hills, CA  90210
                                                 Attn:  Irene Speiser
                                    Facsimile:  (310) 786-8657

                                  THE SUMITOMO TRUST & BANKING CO., LTD., NEW
                                  YORK BRANCH

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     527 Madison Avenue, 6th Floor
                                                 New York, NY  10022
                                                 Attn:  Mitchell J. Gervis
                                    Facsimile:  (212) 418-4848

                                  UNION BANK OF CALIFORNIA, N.A.

                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     400 California Street, 17th
                                                 Floor
                                                 San Francisco, CA  94104
                                                 Attn:  Peter Graham
                                    Facsimile:  (415) 765-3146

                                  DE NATIONALE INVESTERINGSBANK N.V.



                                  By
                                    -----------------------------------------
                                    Name:
                                    Title:
                                    Address:     4 Carnegieplein
                                                 2501 BH  The Hague
                                                 THE NETHERLANDS
                                                 Attn:  Lars van't Hoenderdaal
                                    Facsimile:  011-31-70365-1071